Exhibit 99.1

To Shareholders:

Internet Disclosure of the Notice of the 104th
Ordinary General Meeting of Shareholders

Reference Materials for Proposal 1 for the General Meeting of Shareholders

■	Articles of Incorporation of Keisei Electric Railway Co., Ltd.
■	Financial statements for the last fiscal year (year ended March 31, 2022) of Keisei Electric Railway Co., Ltd.

Shin-Keisei Electric Railway Co., Ltd.

The above information is published on the website of Keisei Electric Railway Co., Ltd. (https://www.shinkeisei.co.jp/) and provided to its shareholders pursuant to the provisions of applicable law and Article 16 of the Company’s Articles of Incorporation.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

Articles of Incorporation of Keisei Electric Railway Co., Ltd.

Amended on June 29, 2016

Chapter 1:    General Chapter

Article 1.	Trade Name

The name of the Company is Keisei Electric Railway Co., Ltd.

Article 2.	Purposes

The purposes for which the Company is established are to engage in the following business activities:

(1)	To provide general train transportation services.
(2)	To provide general automobile transportation services.
(3)	To sell, purchase, and lease land and buildings.
(4)	To provide building design and construction supervision services and to undertake civil engineering, building, and electrical works and carry out such works under contract.
(5)	To provide advertising services.
(6)	To provide travel services.
(7)	To provide information provision and processing services, telecommunication services, and cable broadcasting services.
(8)	To manage parking lots.
(9)	To manage theme parks and leisure and recreational facilities.
(10)	To manufacture and sell food products and to sell alcoholic drinks, soft drinks, pharmaceutical products, daily necessities, and sundry items.
(11)	To sell cigarettes, postal stamps, and revenue stamps.
(12)	To do any and all activities related to the above.

Article 3.	Location of Head Office

The head office of the Company shall be located in Ichikawa-shi, Chiba-ken.

Article 4.	Bodies

The Company shall have the following bodies in addition to general meetings of shareholders and directors:

(1)	Board of Directors
(2)	Audit & Supervisory Board Members
(3)	Audit & Supervisory Board
(4)	Accounting Auditor

Article 5.	Method of Giving Public Notices

The Company shall give public notices electronically. However, if the Company is unable to do so due to accidents or any other compelling reasons, the Company shall give public notices by publication in the Nihon Keizai Shimbun.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

Chapter 2:    Shares

Article 6.	Total Number of Shares Authorized to be Issued

The total number of shares that the Company is authorized to issue shall be five hundred million (500,000,000) shares.

Article 7.	Acquisition of Treasury Shares

The Company may acquire its treasury shares on the market etc. by a resolution of the Board of Directors.

Article 8.	Number of Shares Constituting One Unit of Shares

The number of shares constituting one unit of shares of the Company shall be one hundred (100) shares.

Article 9.	Additional Purchase of Shares Constituting Less Than One Unit of Shares

A shareholder of the Company who holds shares constituting less than one unit of shares may request the Company to sell to him/her the number of shares which, when combined with the shares constituting less than one unit of shares that are held by him/her, constitutes one unit of shares, in accordance with the provisions of the Share Handling Rule (hereinafter referred to as the “Additional Purchase”).

Article 10.	Administrator of Shareholders’ Register

1.	The Company shall have an administrator of its shareholders’ register.

2.

The administrator of the shareholders’ register and the place in which the administrator of the shareholder’s register carries out its administrative duties shall be selected by a resolution of the Board of Directors and publicly announced.

3.

The shareholders’ register and the share option register of the Company shall be kept in the place in which the administrator of the shareholder’s register carries out its administrative duties. The administrator of the shareholders’ register shall be entrusted with the entry to or recording in the shareholders’ register and the share option register and any other administrative duties with respect to the shareholders’ register and the share option register and the Company shall not be involved in any of such duties.

Article 11.	Share Handling Rule

The entry to or recording in the shareholders’ register and the share option register, the purchase or additional purchase of shares constituting less than one unit of shares, the handling of any other shares and share options, and the procedures and fees for the exercise of shareholders’ rights shall be governed by the Share Handling Rule established by the Board of Directors.

Article 12.	Record Date

1.

Shareholders with voting rights whose names are entered or recorded in the last shareholders’ register as of March 31 of each year shall be deemed by the Company to be shareholders entitled to exercise their rights at the ordinary general meeting of shareholders for such fiscal year.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

2.	Notwithstanding the preceding paragraph, a record date may be set by a resolution of the Board of Directors, if necessary, upon prior public notice.

Chapter 3:    General Meetings of Shareholders

Article 13.	Convening General Meetings of Shareholders

1.	An ordinary general meeting of the Company shall be convened in June of each year and an extraordinary general meeting shall be convened as and when required.

2.	General meetings of shareholders shall be convened in Tokyo or Chiba-ken.

Article 14.	Person Authorized to Convene General Meetings of Shareholders and Chairperson of General Meetings of Shareholders

1.

Unless otherwise provided by applicable law, the president shall convene general meetings of shareholders by a resolution of the Board of Directors. If the president is unable to convene a general meeting of shareholders, another director who is appointed to act on his behalf in the order predetermined by the Board of Directors shall do so.

2.

The president shall preside over general meetings of shareholders. If the president is unable to preside over a general meeting of shareholders, another director who is appointed to act on his behalf in the order predetermined by the Board of Directors shall do so.

Article 15.	Internet Disclosure and Deemed Provision of Reference Materials for General Meetings of Shareholders etc.

When the Company convenes a general meeting of shareholders, if it discloses information that is to be entered or presented in the reference materials for general meetings of shareholders, business report, financial statements and consolidated financial statements through the internet, it may be deemed that the Company has provided this information to shareholders.

Article 16.	Proposed Resolutions of General Meetings of Shareholders

1.

In addition to matters that are otherwise provided by applicable law or in the Articles of Incorporation, the Company may, at a general meeting of shareholders, resolve to introduce, continue, abolish, or change measures against a large-scale purchase of shares etc. of the Company.

2.

The term “measures against a large-scale purchase of shares etc. of the Company” as referred to in the preceding paragraph means the measures predetermined by the Company to prevent its financial and business policies from being controlled by persons who are considered unsuited to control the decision making of its financial and business policies, in view of its fundamental policy about such persons, and more specifically, the procedures that the Company requires persons who intend to make a large-scale purchase of shares or other rights issued by the Company to follow and the requirements, procedures, description, etc. of the countermeasures that the Company takes against large-scale purchases.

3.

The Company may allot share options without contributions and share options granted for subscription by a resolution of the Board of Directors and in accordance with the procedures specified in the measures against a large-scale purchase of shares etc. of the Company as referred to in Paragraph 1 above.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

Article 17.	How to Pass Resolutions

1.

Unless otherwise provided by applicable law or in the Articles of Incorporation, resolutions of a general meeting of shareholders shall be passed by a majority of votes of shareholders who are present and entitled to vote at the meeting.

2.

Unless otherwise provided in the Articles of Incorporation, resolutions of a general meeting of shareholders specified in Article 309, Paragraph 2 of the Companies Act shall be passed by at least two thirds of votes of shareholders who are present at the meeting where shareholders holding at least one third of votes of shareholders who are entitled to vote at such meeting are present.

Article 18.	Voting by Proxy

1.	A shareholder may exercise his/her voting rights by appointing a shareholder holding voting rights of the Company as his/her proxy.

2.

For the purpose of the preceding paragraph, the shareholder or his/her proxy shall submit to the Company documentary evidence for such proxy for each general meeting of shareholders where the shareholder or his/her proxy is present.

Article 18.	Meeting Minutes

The progress and results of the proceedings of a general meeting of shareholders and any other matters specified by applicable law shall be entered or recorded in minutes of the meeting.

Chapter 4:     Directors and Board of Directors

Article 20.	Number of Directors

The Company shall have not more than twenty (20) Directors.

Article 21.	Appointment

1.	Directors shall be appointed in a general meeting of shareholders.

2.

Resolutions to appoint Directors shall be passed by a majority of votes of shareholders who are present at the meeting where shareholders holding at least one third of votes of shareholders who are entitled to vote at such meeting are present.

3.	Cumulative voting shall not be permitted for resolutions to appoint Directors.

Article 22.	Term of Office

The term of office of a Director shall expire at the closing of the ordinary general meeting of shareholders to be held for the last fiscal year of the Company within one (1) year after his/her appointment.

Article 23.	Representative Directors

The Board of Directors shall, by its resolution, appoint representative directors.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

Article 24.	Executive Directors

The Board of Directors may, by its resolution, appoint a Chairman of the Board, a President, and several Vice Presidents, Senior Managing Directors, and Managing Directors from among Directors. However, a President shall be appointed from among Representative Directors.

Article 25.	Remuneration etc.

Director’s remuneration etc. shall be determined by a resolution of a general meeting of shareholders.

Article 26.	Board of Directors

The Board of Directors shall consist of Directors and deliberate and determine important matters relating to the execution of business by the Company.

Article 27.	Person Authorized to Convene Board Meetings and Chairperson of Board Meetings

1.	Unless otherwise provided by applicable law, the Chairman of the Board shall convene meetings of the Board of Directors and preside over the meetings.

2.

If there is a vacancy in the position of Chairman of the Board or the Chairman of the Board is unable to convene and preside over a board meeting, the President shall do so. If the President is unable to convene and preside over a board meeting, another Director who is appointed to act on his behalf in the order predetermined by the Board of Directors shall do so.

Article 28.	Notices

A notice of a meeting of the Board of Directors shall be given to each Director and each Audit & Supervisory Board Member at least three (3) days before the meeting. However, in the event of an emergency, shorter notice may be given.

Article 29.	How to Pass Resolutions

Resolutions of the Board of Directors shall be passed by a majority of votes of Directors who are present and entitled to participated in passing proposed resolutions at the meeting.

Article 30.	No Resolutions Required

If a proposed resolution which is to be passed by the Board of Directors is approved by all Directors in written or electromagnetic form, a resolution of the Board of Directors to approve such proposed resolution shall be deemed to have been passed unless an Audit & Supervisory Board Member raises an objection.

Article 31.	Meeting Minutes

The progress and results of the proceedings of a meeting of the Board of Directors and any other matters specified by applicable law shall be entered or recorded in minutes of the meeting, to which the Directors and Audit & Supervisory Board Members who are present at the meeting shall affix their signatures and seals or electronic signatures.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

Article 32.	Rule for the Board of Directors

Any detailed matters about the Board of Directors shall be governed by the Rule for the Board of Directors established by the Board of Directors.

Article 33.	Exclusion of Directors’ Liability

1.

The Company may, by a resolution of the Board of Directors, release its Directors (and its former Directors) from their liability under Article 423, Paragraph 1 of the Companies Act to the maximum amount specified in applicable law if they perform their duties in good faith and there is no gross negligence on their part.

2.

The Company may execute an agreement with its Directors (who are not Executive Directors), which limits their liability under Article 423, Paragraph 1 of the Companies Act to the maximum amount specified in applicable law if they perform their duties in good faith and there is no gross negligence on their part.

Chapter 5:     Audit & Supervisory Board Members and Audit & Supervisory Board

Article 34.	Number of Audit & Supervisory Board Members

The Company shall have not more than five (5) Audit & Supervisory Board Members

Article 35.	Appointment

1.	Audit & Supervisory Board Members shall be appointed in a general meeting of shareholders.

2.

Resolutions to appoint Audit & Supervisory Board Members shall be passed by a majority of votes of shareholders who are present at the meeting where shareholders holding at least one third of votes of shareholders who are entitled to vote at such meeting are present.

Article 36.	Term of Office

1.

The term of office of an Audit & Supervisory Board Member shall expire at the closing of the ordinary general meeting of shareholders to be held for the last fiscal year of the Company within four (4) years after his/her appointment.

2.

The term of office of an Audit & Supervisory Board Member who is appointed to fill a vacancy of an Audit & Supervisory Board Member who has resigned before the expiration of his/her term of office shall expire when the term of office of his/her predecessor would have expired.

Article 37.	Full-Time Audit & Supervisory Board Members

The Audit & Supervisory Board shall, by its resolution, appoint full-time Audit & Supervisory Board Members.

Article 38.	Remuneration etc.

Audit & Supervisory Board Members’ remuneration etc. shall be determined by a resolution of a general meeting of shareholders.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

Article 39.	Audit & Supervisory Board

The Audit & Supervisory Board shall consist of Audit & Supervisory Board Members and receive reports of, deliberate, or resolve important matters relating to audits, in addition to those matters specified by applicable law. However, Audit & Supervisory Board Members shall not be precluded from exercising their authority.

Article 40.	Notices

A notice of a meeting of the Audit & Supervisory Board shall be given to each Audit & Supervisory Board Member at least three (3) days before the meeting. However, in the event of an emergency, shorter notice may be given.

Article 41.	How to Pass Resolutions

Unless otherwise provided by applicable law, resolutions of the Audit & Supervisory Board shall be passed by a majority of votes of Audit & Supervisory Board Members.

Article 42.	Meeting Minutes

The progress and results of the proceedings of a meeting of the Audit & Supervisory Board and any other matters specified by applicable law shall be entered or recorded in minutes of the meeting, to which the Directors and Audit & Supervisory Board Members who are present at the meeting shall affix their signatures and seals or electronic signatures.

Article 43.	Rule for the Audit & Supervisory Board

Any detailed matters about the Audit & Supervisory Board shall be governed by the Rule for the Audit & Supervisory Board established by the Audit & Supervisory Board.

Article 44.	Exclusion of Audit & Supervisory Board Members’ Liability

1.

The Company may, by a resolution of the Board of Directors, release its Audit & Supervisory Board Members (and its former Audit & Supervisory Board Members) from their liability under Article 423, Paragraph 1 of the Companies Act to the maximum amount specified in applicable law if they perform their duties in good faith and there is no gross negligence on their part.

2.

The Company may execute an agreement with its Audit & Supervisory Board Members, which limits their liability under Article 423, Paragraph 1 of the Companies Act to the maximum amount specified in applicable law if they perform their duties in good faith and there is no gross negligence on their part.

Chapter 6:     Accounting Auditor

Article 45.	Appointment

An Accounting Auditor shall be appointed in a general meeting of shareholders.

Article 46.	Term of Office

1.

The term of office of an Accounting Auditor shall expire at the closing of the ordinary general meeting of shareholders to be held for the last fiscal year of the Company within one (1) year after their appointment.

Chapter 1: Articles of Incorporation of Keisei Electric Railway Co., Ltd.

2.

Unless otherwise resolved at the ordinary general meeting of shareholders referred to in the preceding Paragraph, the Accounting Auditor shall be deemed to have been reappointed in such ordinary general meeting of shareholders.

Article 47.	Remuneration etc.

The Accounting Auditor’s remuneration etc. shall be determined by the representative directors with the approval of the Audit & Supervisory Board.

Chapter 7:     Accounts

Article 48.	Fiscal Year

The fiscal year of the Company shall be one (1) year commencing on April 1 of each year and ending on March 31 of the following year.

Article 49.	Year-End Dividends

The Company shall, by a resolution of a general meeting of shareholders, distribute its surplus profits in cash (hereinafter referred to as “Year-End Dividends”) to shareholders or registered share pledgees entered or recorded in the last shareholders’ register as of March 31 of each year.

Article 50.	Interim Dividends

The Company may, by a resolution of the Board of Directors, distribute its surplus profits specified in Article 454, Paragraph 5 of the Companies Act (hereinafter referred to as “Interim Dividends”) to shareholders or registered share pledgees entered or recorded in the last shareholders’ register as of September 30 of each year.

Article 51.	Period of Exclusion for Year-End Dividends etc.

1.

If any Year-End Dividends or Interim Dividends remain unclaimed after three (3) years from the date on which they first become due and payable, the Company shall be released from its obligation to pay them.

2.	Any unpaid Year-End Dividends and Interim Dividends shall not accrue interest.

Accompanying Document

Business Report (from April 1, 2021 to March 31, 2022)

1.	Matters concerning the status of the group of companies

(1)	Business progress and results

During this consolidated fiscal year, Japan’s economy continued to face challenging conditions, with consumer spending, employment, and corporate earnings in some non-manufacturing sectors weakened by the significant impacts of COVID-19.

Under these circumstances, the Keisei Group carried out its business operations based on demand trends and by taking COVID-19 safety measures to protect customers and employees while securing personnel necessary to operate in the comprehensive lifestyle industry including the transportation industry. In addition, we have made a range of efforts based on the basic policies of the medium-term management plan “E4 Plan” which are to steadily increase profits by strengthening the Group’s business management, to provide safe and reliable services, and to establish a business promotion framework that meets social needs.

As with FY2020, demand from inbound tourists was lost due to entry restrictions and consumer spending declined as people voluntarily refrained from going out. As a result, operating revenue was 214.157 billion yen (up 3.1 percent from the previous year) and operating loss was 5.201 billion yen (operating loss of 18.056 billion yen in the previous year was reduced by 12.855 billion yen). Ordinary profit was 3.191 billion yen (ordinary loss of 32.165 billion yen in the previous year was reduced by 28.973 billion yen) and net loss attributable to owners of parent was 4.438 billion yen (net loss attributable to owners of parent of 30.289 billion yen in the previous year was reduced by 25.851 billion yen). Due to the adoption of the Accounting Standard for Revenue Recognition (Corporate Accounting Standard No. 29, March 31, 2020), operating revenue declined by 17.168 billion yen.

Business results by segment are reported below.

Transportation

To prevent the spread of COVID-19, we followed the basic measures announced by the government. We ensured employees wore a mask and implemented disinfection and ventilation routines and had antibacterial and antiviral coating applied to surfaces frequently touched by passengers in trains and buses. We also organized a COVID-19 workplace vaccination program mainly for our employees in the train operations to allow them to be vaccinated three times.

In the train service segment, we and Hokuso-Railway Co., Ltd. announced fare reductions for the Narita Airport Line and the Hokuso Line, which would take effect in October this year, in order to help revitalize the areas along the lines.

The upgrading of a wireless train radio system, which had started in FY2018 in an effort to provide safe transportation services, was almost completed and a digital train radio system that enables clearer and smoother communication is now in use. Furthermore, viaducts were reinforced to resist earthquakes and the Nishi-Nobuto Station building was rebuilt.

As for large-scale construction projects, a new temporary station building at Keisei Tateishi Station was built as part of a project to build an elevated rail section for the Oshiage Line in Katsushika-ku.

In the train operations, Skyliner services, some of which had been partially suspended, resumed operations in October, in anticipation of the government’s COVID-19 restrictions being relaxed. In February this year, the train timetable was revised, with some Skyliner services stopping at Aoto Station, to improve access to Narita Airport from the Oshiage/Toei Asakusa Line and the Keikyu Line. A specially decorated Skyliner train featuring a popular personality as Keisei Prince was launched in July. Moreover, in response to demand for travel during the COVID-19 pandemic, special train tickets, such as Keisei Line One Day Pass, were launched for a limited time only to give passengers unlimited travel on all Keisei lines for one day.

In the bus service segment, the suspension and/or reduction of highway bus services continued from FY2020 as flights to and from Narita Airport were suspended and/or reduced and the number of visitors admitted to Tokyo Disneyland and Tokyo DisneySea was restricted due to the impacts of COVID-19. In the meantime, a new bus route between Kashiwanoha/Nagareyama Otakanomori and Tokyo Station was introduced in the hope of increasing demand. The timetable for passenger bus routes was revised to adapt to changing demand.

In the taxi service segment, Teito Motor Transportation Co., Ltd. started a prefixed fare service to offer improved convenience and service.

As joint efforts in the bus and taxi service segments, we won a contract to transport athletes and staff in the Tokyo 2020 Olympic and Paralympic Games in an effort to increase profit and helped to provide safe and smooth transportation services.

As with FY2020, demand from inbound tourists was lost and people voluntarily refrained from going out due to the impacts of COVID-19. As a result, operating revenue was 117.645 billion yen (up 12.4 percent from the previous year) and operating loss was 12.735 billion yen (operating loss of 25.677 billion yen in the previous year was reduced by 12.941 billion yen).

Distribution

In the store segment, Keisei Store Co., Ltd. expanded mobile supermarket operations in Chiba-shi and other areas and opened Livre Keisei Chiba Chuo Store and Livre Keisei Matsuhidai Store. Community Keisei Co., Ltd., on the other hand, entered into a franchise agreement and started to operate Little Mermaid Chiba Chuo Store. It also opened Family Mart Keisei Nishifunabashi Store and took over the operations of four Family Mart stores in Chiba-ken in order to increase profits.

In other distribution operations, Keisei Rose Nurseries, Inc. opened its first-ever pick your own strawberry farm to attract customers.

However, operating revenue was 47.441 billion yen (down 22.5 percent from the previous year) and operating loss was 0.305 billion yen (operating loss in the previous year was 0.188 billion yen). Due to the adoption of the Accounting Standard for Revenue Recognition, operating revenue declined by 17.084 billion yen.

Real estate

In the real estate leasing segment, Keisei Chiba Chuo Building, Keisei Richmond Hotel Tokyo Kinshicho, and Keisei Richmond Hotel Tokyo Oshiage became operational and properties for lease in Ichikawa, Ichikawa-shi were acquired.

In the real estate sale segment, the delivery of all units of medium to high-rise residential properties, Sungrande Hachioji and Sungrande Tateishi, was completed and the delivery of a medium to high-rise residential property, Park Homes Chiba, was started. Land at Tsuga, Wakaba-ku, Chiba-shi was purchased as a building site for a medium to high-rise residential property. Keisei Real Estate Co., Ltd. opened three shared offices including KEISEI×BIZcomfort Aoto Ekimae.

As a result, operating revenue was 27.420 billion yen (up 12.2 percent from the previous year) and operating profit was 8.737 billion yen (up 2.9 percent from the previous year).

Leisure and service

In the leisure and service segment, a Keisei Group Special Campaign for Vaccinated Customers was launched. In this campaign, customers received special or discounted services at participating Keisei Group outlets when they presented a COVID-19 vaccination certificate or negative certificate. Keisei Hotel Miramare Annex, Keisei Richmond Hotel Tokyo Kinshicho, and Keisei Richmond Hotel Tokyo Oshiage officially opened for business. Keisei Travel Service Co., Ltd. made efforts to increase profits by offering a wide range of travel services planned depending on the COVID-19 situation, including various train tours that traveled on special routes on the Keisei Lines.

As with FY2020, people voluntarily refrained from going out due to the impacts of COVID-19. As a result, operating revenue was 8.063 billion yen (up 20.1 percent from the previous year) and operating loss was 1.966 billion yen (operating loss of 2.063 billion yen in the previous year was reduced by 0.096 billion yen).

Construction

In the construction segment, we carried out train facilities improvement projects as well as a range of construction projects for non-Keisei Group companies.

As a result, operating revenue was 26.452 billion yen (up 13.3 percent from the previous year) but operating profit was 0.789 billion yen (down 32.3 percent from the previous year).

(2)	Issues to Be Addressed

The business environment surrounding the Group continues to face difficulties due to the impacts of COVID-19. In such an environment, going forward, the Group will seek to recover from economic recession caused by the COVID-19 pandemic, by promptly responding to changes in the business environment, accurately understanding the timing of the increase in post-COVID demand in transportation and tourism, and promoting measures for the recovery in profits and future business expansion. We will also remain committed to dealing with existing issues such as the strengthening of ties with the local community, provisions against increasingly devastating natural disasters, and meeting society’s expectations for the Group.

With our constant efforts in the transportation business, we will continue to pursue safe and stable transportation and to provide local transportation services that support the everyday lives of passengers living along our railway, by running our business in an eco-friendly manner. Also, as part of our medium- and long-term objectives for the railway business, we will aim to contribute to the functional improvement of Narita Airport and to strengthen airport transportation. In the bus and taxi business, we will review management and sales structures in order to be able to respond to changes in social and business environments.

In the distribution business, the Group will strive for the revitalization of the areas along our railroad lines and for the familiarization and value enhancement of the Keisei brand. The Group will also endeavor to create new added value by utilizing regional ties and EC.

In the real estate business, the Group will maintain the profitability of the real estate leasing business and increase rental properties that contribute to the enhancement of the value of the areas along our railroad lines. In the real estate sales business, we will acquire more commercial land within the Keisei Group area and promote town planning that facilitates sustainable housing.

In the leisure and service business, the Group will seek to maximize the economic effects of newly opened Keisei Richmond Hotel Tokyo Kinshicho and Keisei Richmond Hotel Tokyo Oshiage, and develop products that make the most of the tourism resources in the business areas while, at the same time, actively utilizing the Keisei brand.

In the construction business, the Group will endeavor to further increase its presence by increasing orders from outside the Group.

In line with its management philosophy, the Group will continue to offer “safety and security” as well as products and services that meet customers’ needs, and to contribute to the development of the areas along our railroad lines and surrounding areas. We will also take steps to enhance our internal control system by improving our compliance and risk management systems. Measures will be also taken to fulfill our social responsibility, including our constant consideration for the harmony between our business and nature. Furthermore, the Group will strive to remain the passengers’ first choice by staying true to its customer-first policy and promoting its efforts to improve the quality of customer service called the “BMK initiative.”

Thank you in advance for your continued support.

(3)	Status of Capital Investment

The following show major capital investment during this consolidated fiscal year:

(i)	Works completed

Transportation business

Railway business

[Keisei Electric Railway Co., Ltd.]

Building of 16 new railroad cars
(Out of which, 16 replaced existing cars)
Seismic reinforcement works on a house above Higashi-Nakayama Station
Works to improve transmitters for the traffic regulating system
Works to make Sugano Station barrier-free

Bus business

[KEISEI TRANSIT BUS Co., Ltd.]

Building of 16 new buses
(Out of which, 15 replaced existing buses)

 Distribution business

[Keisei Store Co., Ltd.]

Works to newly open Livre Keisei Chiba-Chuo

 Real estate business

[Keisei Electric Railway Co., Ltd.]

Acquisition of rental property in Ichikawa, Ichikawa-shi (hotel, store)
Acquisition of rental property in Taito-ku, Ueno (store, office)
Construction of new rental property in Oshiage, Sumida-ku (hotel, store)
Rebuilding of a rental complex near the west entrance to Chiba-Chuo Station
Construction of new rental property in Kotobashi, Sumida-ku (hotel)
Acquisition of rental property in Maihama, Urayasu-shi (store)
Construction of new rental house in Mama, Ichikawa-shi
Construction of new rental property in Oshiage, Sumida-ku (rental house, store)
Construction of new rental house in Kamakura, Katsushika-ku

 Leisure and service business

[K&R Hotel Development, Co., Ltd.]

Works to newly open Keisei Richmond Hotel Tokyo Kinshicho

Works to newly open Keisei Richmond Hotel Tokyo Oshiage

(ii)	Works underway

Transportation business

Railway business

[Keisei Electric Railway Co., Ltd.]

Works to renew train radio equipment
Seismic reinforcement works on elevated bridges
Works to renovate the Nishi-Nobuto Station building

Works to renovate the Keisei-Okubo Station building

Seismic reinforcement works on a house above Chiba-Chuo Station
Seismic reinforcement works on the Sugano Station building
Expansion of the Sogo Depot
Continuous grade separation works on the Oshiage Line (between Yotsugi Station and Aoto Station)
Slope protection works (between Sogosando Station and Kozunomori Station)

[Hokuso-Railway Co., Ltd.]

Works to improve aboveground ATS devices
Works to renew train radio equipment

[Chiba Newtown Railway Co., Ltd.]

Works to improve aboveground ATS devices
Works to renew train radio equipment

 Real estate business

[Keisei Electric Railway Co., Ltd.]

Construction of new rental property in Chuo-ku, Chiba-shi (facility for elderly citizens)

(4)	Status of Financing

In order to apply to the funds for equipment and the redemption of commercial paper as well as working funds, the Group issued corporate bonds worth 20 billion yen and received necessary loans from financial institutions.

(5)	Changes in the Status of Assets and Income

Category	FY 2018 (176th term)	FY2019 (177th term)	FY2020 (178th term)	FY2021 (Current term)
Million yen Operating revenues	261,553	274,796	207,761	214,157
Million yen Recurring profit or recurring loss (shown in brackets)	50,720	41,705	(32,165)	(3,191)
Million yen Profit attributable to owners of parent or loss attributable to owners of parent (shown in brackets)	38,642	30,110	(30,289)	(4,438)
Yen Net income per share or net loss per share (shown in brackets)	228.29	178.07	(179.65)	(26.33)
Million yen Total assets	853,025	905,716	900,698	900,346

Note 1:	The net income per share and net loss per share were calculated based on the average number of issued shares during the fiscal year (excluding treasury shares).
Note 2:	From this consolidated fiscal year, the Group has adopted the Accounting Standard for Revenue Recognition (Statement No. 29 by the Accounting Standards Board of Japan dated March 31, 2020) and other relevant standards. Accordingly, figures shown in the status of assets and income for this consolidated fiscal year are based on the said Standard and other relevant standards.

(6)	Status of Principal Parent Company and Subsidiaries

(i)	Relationship with the parent company

Not applicable

(ii)	Status of principal subsidiaries

Company name	Capital	Share		Main business
	Million yen		%
Hokuso-Railway Co., Ltd.	24,900	56.08		Railway business
Keisei Construction, Inc.	450	71.43		Construction business
Kanto Railway Co., Ltd.	100	57.30		Bus and railway business
Keisei Bus Co., Ltd.	100	100.00		Bus business
Teito Motor Transportation Co., Ltd.	100	100.00		Taxi business
Keisei Store Co., Ltd.	100	100.00		Retail and other store business
Mito Keisei Department Store Co., Ltd.	50	95.00		Department store business

Note 1:	The percentage of share shows the share in voting rights.
Note 2:	The main business of Teito Motor Transportation Co., Ltd. includes the company’s ten consolidated subsidiaries, namely, Teito Motor Transportation Co., Ltd. (Shimbashi/Takebashi), Teito Motor Transportation Co., Ltd. (Shibuya/Ginza), Teito Motor Transportation Co., Ltd. (Kanda/Nihombashi), Teito Motor Transportation Co., Ltd. (Sumida), Teito Motor Transportation Co., Ltd. (Nippori), Teito Motor Transportation Co., Ltd. (Omori), Teito Motor Transportation Co., Ltd. (Itabashi), Teito Katsushika Transportation Co., Ltd., Teito Sanshin Transport Co., Ltd., and Teito Nissin Motor Transportation Co., Ltd.
Note 3:	There are no specified wholly-owned subsidiaries.

(iii)	Status of other principal business combinations

a.	Status of principal affiliated companies

Company name	Capital	Share	Main business
	Million yen	%
Oriental Land Co., Ltd.	63,201	(22.23)	Operation of Tokyo Disney Resort
		22.16
Shin-Keisei Electric Railway Co., Ltd.	5,935	(44.77)	Railway business
		44.77

Note: 1	The percentage of share shows the share in voting rights.
Note: 2	Figures in brackets are ones including voting rights held by our subsidiaries.

b.	Other principal corporate restructuring

Not applicable

(7)	Main Business (as of March 31, 2022)

(i)	Transportation business

Business	Names of major companies
Railway business	Keisei Electric Railway Co., Ltd., Hokuso-Railway Co., Ltd., Chiba Newtown Railway Co., Ltd., Kanto Railway Co., Ltd.
Bus business

Keisei Bus Co., Ltd., Kanto Railway Co., Ltd., Chibakotsu Co., Ltd.,
KEISEI TRANSIT BUS Co., Ltd., Tokyo BayCity Koutsu Co., Ltd.,
Chiba Chuo Bus Co., Ltd., Keisei Town Bus Inc., Chiba Nairiku Bus Co., Ltd.,
Chiba Kaihin Kotsu Co., Ltd., Keisei Bus System Co., Ltd., Narita Airport Transport Co., Ltd.

Taxi business	Teito Motor Transportation Co., Ltd., Keiseitaxi Holdings Co., Ltd., Maihama Resort Cab Co., Ltd.

Note 1:	Teito Motor Transportation Co., Ltd. includes the company’s ten consolidated subsidiaries, namely, Teito Motor Transportation Co., Ltd. (Shimbashi/Takebashi), Teito Motor Transportation Co., Ltd. (Shibuya/Ginza), Teito Motor Transportation Co., Ltd. (Kanda/Nihombashi), Teito Motor Transportation Co., Ltd. (Sumida), Teito Motor Transportation Co., Ltd. (Nippori), Teito Motor Transportation Co., Ltd. (Omori), Teito Motor Transportation Co., Ltd. (Itabashi), Teito Katsushika Transportation Co., Ltd., Teito Sanshin Transport Co., Ltd., and Teito Nissin Motor Transportation Co., Ltd.
Note: 2	Keiseitaxi Holdings Co., Ltd. includes the company’s twelve consolidated subsidiaries, namely, Keiseitaxi-Funabashi Co., Ltd., Keisei Taxi Narashino Co., Ltd., Keiseitaxi-Ichikawa Co., Ltd., Keisei Taxi Chiba Co., Ltd., Keisei Taxi Kazusa Co., Ltd., Keisei Taxi Matsudo-Higashi Co., Ltd., Keisei Taxi Tokatsu Co., Ltd., Keisei Taxi Matsudo-Nishi Co., Ltd., Keisei Taxi Narita Co., Ltd., Keisei Taxi Sakura Co., Ltd., Keisei Taxi Hokuso Co., Ltd., and Keisei Taxi Atago Co., Ltd.

(ii)	Distribution business

Business	Names of major companies
Retail and other store business	Keisei Store Co., Ltd., Community Keisei Co., Ltd.
Department store business	Mito Keisei Department Store Co., Ltd.
Other distribution business	YourELM Keisei Corp., Keisei Rose Nurseries, Inc.

(iii)	Real estate business

Business	Names of major companies
Real estate leasing business	Keisei Electric Railway Co., Ltd.
Real estate sales business	Keisei Electric Railway Co., Ltd., Keisei Real Estate Co., Ltd.
Real estate management business	KEISEI BLDG SERVICE CO., LTD.

(iv)	Leisure and service business

Business	Names of major companies
Leisure and service business	Keisei Agency Co., Ltd., Kanto Information Service Co., Ltd., Iwore Keisei Co., Ltd., Chiba Keisei Hotel Co., Ltd., Keisei Travel Service Co., Ltd., Keisei Hotel Co., Ltd.

(v)	Construction business

Business	Names of major companies
Construction business	Keisei Construction, Inc., KEIDENKO Co., Ltd.

(vi)	Other business

Business	Names of major companies
Other business	Keisei Sharyo Kogyo Co., Ltd., Keisei Auto Service Co., Ltd., Keisei Motors Ltd.

(8)	Main Offices (as of March 31, 2022)

Keisei Electric Railway Co., Ltd.		Head office	Ichikawa-shi, Chiba
		Operating route length	152.3 km
		Number of stations	69 (19 in Tokyo and 50 in Chiba)
		Number of vehicles	620 passenger cars
		Rental property	Keisei Oshiage Building (Sumida-ku, Tokyo), Keisei Ueno Building (Taito-ku, Tokyo), Fine Fluke Kozunomori (Narita-shi, Chiba) and other properties
Hokuso-Railway Co., Ltd.		Head office	Kamagaya-shi, Chiba
		Operating route length	32.3 km
		Number of stations	15 (2 in Tokyo and 13 in Chiba)
		Number of vehicles	104 passenger cars
Keisei Construction, Inc.		Head office	Funabashi-shi, Chiba
		Sales offices	3 (1 in Tokyo, 1 in Chiba and 1 in Ibaraki)
Kanto Railway Co., Ltd.		Head office	Tsuchiura-shi, Ibaraki
		Operating route length	3,190.6 km
	Bus	Sales offices	9 (Ibaraki)
		Number of vehicles	436
		Operating route length	55.6 km
	Railway	Number of stations	28 (Ibaraki)
		Number of vehicles	55 passenger cars, 1 freight engine
Keisei Bus Co., Ltd.		Head office	Ichikawa-shi, Chiba
		Operating route length	3,343.3 km
		Sales offices	8 (3 in Tokyo and 5 in Chiba)
		Number of vehicles	837
Teito Motor Transportation Co., Ltd.		Head office	Chuo-ku, Tokyo
		Sales offices	13 (Tokyo)
		Number of vehicles	1,119
Keisei Store Co., Ltd.		Head office	Ichikawa-shi, Chiba
		Number of stores	20 (7 in Tokyo and 13 in Chiba)
Mito Keisei Department Store Co., Ltd.		Head office	Mito-shi, Ibaraki
		Store	1 (Ibaraki)

Note 1:	The following five stations are included in both the number of stations of the Company, and the number of stations of Hokuso-Railway Co., Ltd.: Keisei-Takasago Station, Higashi-Matsudo Station, Shin-Kamagaya Station, Chiba Newtown Chuo Station, and Imba Nihon-Idai Station.
Note 2:	Teito Motor Transportation Co., Ltd. includes the company’s ten consolidated subsidiaries, namely, Teito Motor Transportation Co., Ltd. (Shimbashi/Takebashi), Teito Motor Transportation Co., Ltd. (Shibuya/Ginza), Teito Motor Transportation Co., Ltd. (Kanda/Nihombashi), Teito Motor Transportation Co., Ltd. (Sumida), Teito Motor Transportation Co., Ltd. (Nippori), Teito Motor Transportation Co., Ltd. (Omori), Teito Motor Transportation Co., Ltd. (Itabashi), Teito Katsushika Transportation Co., Ltd., Teito Sanshin Transport Co., Ltd., and Teito Nissin Motor Transportation Co., Ltd.

(9)	Status of Employees (as of March 31, 2022)

Number of employees	Compared to the end of the previous consolidated fiscal year
10,855 (4,035)	Decreased by 295 (Decreased by 104)

Note:	The number of employees is the number of workers actually working at the Company. The numbers in brackets show the annual average numbers of temporary employees not included in the total.

(10)	Status of Principal Lenders (as of March 31, 2022)

Lenders	Amount of borrowings
		Million yen
Development Bank of Japan Inc.		44,043
MUFG Bank, Ltd.		12,319
Sumitomo Mitsui Trust Bank, Limited		11,600
The Joyo Bank, Ltd.		8,134

Note:	The figures above do not include borrowings through syndicated loans (70 billion yen in total).

2.	Matters Regarding Company Shares (as of March 31, 2022)

(1)	Total Number of Authorized Shares	500,000,000

(2)	Total Number of Issued Shares	172,411,185

(3)	Number of Shareholders	17,723

		(Increased by 819 compared to
		the end of the previous fiscal year)

(4)	Major Shareholders (Top 10)

Name of shareholder	Number of shares held	Shareholding ratio
	Thousand shares		%
The Master Trust Bank of Japan, Ltd. (Trust Account)	29,474	17.26
Custody Bank of Japan, Ltd. (Trust Account)	12,797	7.49
Nippon Life Insurance Company	6,008	3.52
Oriental Land Co., Ltd.	5,850	3.42
Mizuho Bank, Ltd.	4,865	2.85
MUFG Bank, Ltd.	3,965	2.32
GOVERNMENT OF NORWAY	2,849	1.67
BINCHOTAN FUNDING LTD	2,429	1.42
STATE STREET BANK WEST CLIENT - TREATY 505234	2,256	1.32
Custody Bank of Japan, Ltd. (Sumitomo Mitsui Trust Bank Retirement Benefit Trust Account)	2,234	1.31

Note 1:	Shareholding ratio was calculated after the number of treasury shares (1,605,611) was deducted.
Note 2:	The shares held by Custody Bank of Japan, Ltd. (Sumitomo Mitsui Trust Bank Retirement Benefit Trust Account) (2,234,000 shares; ratio: 1.31%) are retirement benefit trust property entrusted by Sumitomo Mitsui Trust Bank, Limited to Custody Bank of Japan. The authority to give instructions on exercising voting rights in those shares is reserved by Sumitomo Mitsui Trust Bank, Limited.

3.	Matters related to officers of the Company

(1)	Status of the Directors and the Audit & Supervisory Board Members
(as of March 31, 2022)

Positions in the Company	Name	Responsibilities and significant concurrent positions
President and Representative Director, President and Executive Officer	Toshiya Kobayashi	External Director of Shin-Keisei Electric Railway Co., Ltd. Chairman of Kanto District Private Railway Association
Representative Director, Senior Managing Executive Officer	Takao Amano	In charge of internal audit and general affairs/personnel External Audit & Supervisory Board Member of Shin-Keisei Electric Railway Co., Ltd.
Director, Managing Executive Officer	Makoto Kawasumi	In charge of accounting and President of YourELM Keisei Corp.
Director, Managing Executive Officer	Susumu Toshima	General Manager, Real Estate Headquarters President of Keisei Real Estate, Co., Ltd.
Director, Managing Executive Officer	Tsuguo Tanaka	General Manager, Railway Headquarters President of Chiba Newtown Railway Co., Ltd.
Director, Managing Executive Officer	Shokichi Kaneko	In charge of management supervision External Audit & Supervisory Board Member of Shin-Keisei Electric Railway Co., Ltd. President of Keiseitaxi Holdings Co., Ltd. Chairman of Chiba Taxi Association
Director, Executive Officer	Koji Yamada	In charge of group strategy
Director, Executive Officer	Hideki Mochinaga	Deputy General Manager, Railway Headquarters General Manager, Safety Promotion Dept., Railway Headquarters Senior Managing Director of Nippori Station Reorganization Co., Ltd.
Director	Yasunobu Furukawa	Outside Audit & Supervisory Board Member of Ricoh Company, Ltd.
Director	Shotaro Tochigi	Attorney-at-law Outside Director and Audit & Supervisory Committee Member of Mizuho Bank, Ltd.
Director	Yukihiro Ito
Director	Misao Kikuchi	Chairman of the Board of Directors of Powdertech Co., Ltd. President of Nanyu Corporation Chairperson of Keiyo Gas Co., Ltd. Outside Director of K&O Energy Group Inc.
Full-time Audit & Supervisory Board Member	Kenji Sato
Full-time Audit & Supervisory Board Member	Masashi Hirose
Audit & Supervisory Board Member	Takeshi Kobayashi	Outside Audit & Supervisory Board Member of Mitsubishi Paper Mills Limited Outside Audit & Supervisory Board Member of Takagi Seiko Corporation
Audit & Supervisory Board Member	Kenji Yoshida	President and COO of Oriental Land Co., Ltd.
Audit & Supervisory Board Member	Tsuneaki Teshima	President of NLI Research Institute Outside Audit & Supervisory Board Member of Nitta Corporation

(Notes)

1.	On June 29, 2021, Chairman and Representative Director Norio Saigusa and Senior Managing Director Masahiro Muroya retired from office due to the expiration of the term of office.
2.	On the same date, Audit & Supervisory Board Member Kyoichiro Uenishi and Audit & Supervisory Board Member Yasuomi Matsuyama resigned.
3.	On the same date, Koji Yamada and Hideki Mochinaga assumed the office of Director.
4.	On the same date, Kenji Yoshida and Tsuneaki Teshima assumed the office of Audit & Supervisory Board Member.
5.	On the same date, Managing Director Takao Amano assumed the office of Representative Director and Senior Managing Director.
6.	On the same date, Director Tsuguo Tanaka and Director Shokichi Kaneko assumed the office of Managing Director.
7.	On October 1, 2021, the Company introduced the executive officer system. In association therewith, positions in the Company were changed as follows:

Name	Before change	After change	Date of change
Toshiya Kobayashi	President and Representative Director	President and Representative Director, President and Executive Officer	October 1, 2021
Takao Amano	Representative Director, Senior Managing Director	Representative Director, Senior Managing Executive Officer	October 1, 2021
Makoto Kawasumi	Managing Director	Director, Managing Executive Officer	October 1, 2021
Susumu Toshima	Managing Director	Director, Managing Executive Officer	October 1, 2021
Tsuguo Tanaka	Managing Director	Director, Managing Executive Officer	October 1, 2021
Shokichi Kaneko	Managing Director	Director, Managing Executive Officer	October 1, 2021
Koji Yamada	Director	Director, Executive Officer	October 1, 2021
Hideki Mochinaga	Director	Director, Executive Officer	October 1, 2021

8.	Director Yasunobu Furukawa, Director Shotaro Tochigi, Director Yukihiro Ito and Director Misao Kikuchi are Outside Directors.
9.	Director Yasunobu Furukawa is an Outside Audit & Supervisory Board Member of Ricoh Company, Ltd. The Company has no special relationship with Ricoh Company, Ltd.
10.	Director Shotaro Tochigi is an attorney-at-law belonging to Tochigi Law Office. The Company has no special relationship with Tochigi Law Office.
11.

Director Shotaro Tochigi is an Outside Director and Audit & Supervisory Committee Member of Mizuho Bank, Ltd. The Company has loan and other transactions with Mizuho Bank, Ltd., but all the transactions are performed under the same terms and conditions as general transactions.

12.	Director Misao Kikuchi is the Chairman of the Board of Directors of Powdertech Co., Ltd. The Company has no special relationship with Powdertech Co., Ltd.
13.	Director Misao Kikuchi is the President of Nanyu Corporation. The Company has no special relationship with President of Nanyu Corporation.
14.

Director Misao Kikuchi is the Chairperson of Keiyo Gas Co., Ltd. The Company pays gas charges to Keiyo Gas Co., Ltd. and has other transactions with the said company, but all the transactions are performed under the same terms and conditions as general transactions.

15.	Director Misao Kikuchi is an Outside Director of K&O Energy Group Inc. The Company has no special relationship with K&O Energy Group Inc.
16.

Full-time Audit & Supervisory Board Member Masashi Hirose and Audit & Supervisory Board Member Takeshi　Kobayashi, Audit & Supervisory Board Member Kenji Yoshida and Audit & Supervisory Board Member Tsuneaki Teshima are Outside Audit & Supervisory Board Members.

17.

Audit & Supervisory Board Member Takeshi Kobayashi has experience in serving as an officer in charge of the accounting division at Japan Nuclear Fuel Limited and has considerable knowledge on financial and accounting affairs.

18.

Audit & Supervisory Board Member Takeshi Kobayashi is an Outside Audit & Supervisory Board Member of Mitsubishi Paper Mills Limited. The Company has no special relationship with Mitsubishi Paper Mills Limited.

19.	Audit & Supervisory Board Member Takeshi Kobayashi is an Outside Audit & Supervisory Board Member of Takagi Seiko Corporation. The Company has no special relationship with Takagi Seiko Corporation.

20.

Audit & Supervisory Board Member Kenji Yoshida has experience in serving as an officer in charge of the accounting division at Oriental Land Co., Ltd. and has considerable knowledge on financial and accounting affairs.

21.

Audit & Supervisory Board Member Kenji Yoshida is the President and COO of Oriental Land Co., Ltd. that is the Company’s affiliated company to which the equity method is applied. The Company is engaged in the same type of transactions as the business of Oriental Land Co., Ltd. (sale, purchase and lease of land and buildings), but the said company’s major business is the management and operation of theme parks. For this reason, the Company does not compete with the said company. The Company purchases theme park tickets from Oriental Land Co., Ltd. and has other transactions with the said company, but all the transactions are performed under the same terms and conditions as general transactions.

22.	Audit & Supervisory Board Member Tsuneaki Teshima is the President of NLI Research Institute. The Company has no special relationship with NLI Research Institute.
23.	Audit & Supervisory Board Member Tsuneaki Teshima is an Outside Audit & Supervisory Board Member of Nitta Corporation. The Company has no special relationship with Nitta Corporation.
24.

The Company appointed Director Yasunobu Furukawa, Director Shotaro Tochigi, Director Yukihiro Ito, Director Misao Kikuchi, Full-time Audit & Supervisory Board Member Masashi Hirose, Audit & Supervisory Board Member Takeshi Kobayashi, Audit & Supervisory Board Member Kenji Yoshida and Audit & Supervisory Board Member Tsuneaki Teshima as independent officers in accordance with the rules of the Tokyo Stock Exchange and reported the appointment to the Tokyo Stock Exchange.

25.	The following table shows the status of executive officers other than those who concurrently serve as Director as of March 31, 2022:

Positions in the Company	Name	Responsibilities and assignment
Executive Officer	Takeshi Shimizu	General Manager, Housing Dept. and Rental Dept., Real Estate Headquarters
Executive Officer	Makoto Enmei	General Manager, Transportation Dept., Railway Headquarters
Executive Officer	Tadakazu Oka	General Manager, Management Supervision Dept.

(2)	Outline of the content of agreements for limitation of liability

The Company has, pursuant to the provisions of Article 427, paragraph 1 of the Companies Act, entered into an agreement with each External Director and each External Audit & Supervisory Board Member to limit their liability for damages set forth in Article 423, paragraph 1 of the Companies Act to the minimum liability amount stipulated in Article 425, paragraph 1 of the Companies Act.

(3)	Outline of the content of directors and officers liability insurance policy

The Company has entered into a directors and officers liability insurance policy as provided for in Article 430-3, paragraph 1 of the Companies Act with an insurance company to cover the losses and damage that may arise from the insured’s assumption of liability incurred in the course of the performance of duties, or receipt of claims pertaining to the pursuit of such liability. However, the insurance policy does not cover losses and damage in certain cases such as where the losses and damage are caused by an act performed by an officer, etc. who is aware that the relevant act is a violation of law.

The insureds under this insurance policy are the Directors and the Audit & Supervisory Board Members. The insurance premiums are paid fully by the Company, and the insureds are not required to pay any amount.

(4)	Remuneration, etc. for the Directors and the Audit & Supervisory Board Members for the business year

(i)	Matters related to the policy for determining the content of remuneration, etc. for individual Directors

The Company consulted with the Nomination and Remuneration Committee about the validity of the draft policy for determining the content of remuneration, etc. for individual Directors. Based on a report from the committee, the Board of Directors held on February 26, 2021 adopted a resolution for the policy.

The Company’s major business is transportation, which is of highly public nature. We recognize that sound business management and the stable and continuous return of profits associated therewith will enable us to meet the expectations of shareholders, customers, employees, local community and the like.

For this reason, the Company provides, in addition to the amount of remuneration determined in consideration of the Directors’ position, business environment, business results and the like, an amount to acquire the Company’s shares that is treated as medium- to long-term performance-based remuneration. We think that this remuneration system will improve each Director’s motivation to contribute to the improvement of corporate value from a medium- to long-term viewpoint. The Company pays remuneration monthly and does not pay any bonus or retirement allowance.

With respect to the determination of the content of remuneration, etc. for individual Directors, the Nomination and Remuneration Committee examined the validity of the draft policy and therefore we think that the Board of Directors basically should respect the report received from the committee and comply with the policy.

(ii)	Matters related to a resolution of the General Meeting of Shareholders for remuneration, etc. for the Directors and the Audit & Supervisory Board Members

The amount of remuneration for Directors was determined, by a resolution of the 167th Ordinary General Meeting of Shareholders held on June 29, 2010, to not exceed 400 million yen per year (excluding employee salary for a Director concurrently serving as an employee). The number of Directors at the time of the conclusion of the relevant General Meeting of Shareholders is 15. The amount of remuneration for Audit & Supervisory Board Members was determined, by a resolution of the 163rd Ordinary General Meeting of Shareholders held on June 29, 2006, to not exceed 7 million yen per month. The number of Audit & Supervisory Board Members at the time of the conclusion of the relevant General Meeting of Shareholders is 5.

(iii)	Matters related to delegation for the determination of remuneration, etc. for individual Directors

The Board of Directors has delegated the determination of the detailed content of remuneration for individual Directors to President and Representative Director Toshiya Kobayashi.

The Board of Directors has delegated the authority to the President, because it deems that he is in a position to supervise the business results and other matters of the entire Company and is suitable for determining the content of remuneration for individual Directors.

To ensure that the authority is exercised appropriately, the Nomination and Remuneration Committee, which mainly consists of Independent External Directors and is under the control of the Board of Directors, will examine the validity of the draft presented by the President and make a report to the Board of Directors, and then the Board of Directors will resolve to entrust the issue to the President. The President is required to determine the remuneration for individual Directors based on the report made by the committee.

(iv)	Total amount, etc. of remuneration, etc. for the Directors and the Audit & Supervisory Board Members

Category	Total amount of	Total amount of remuneration, etc. by type (million yen)			Number of subject
	remuneration (million yen)	Basic remuneration	Performance-based remuneration, etc.	Non-monetary remuneration, etc.	officers (persons)
Directors (External Directors among them)	293 (31)	293 (31)	-	-	14 (4)
Audit & Supervisory Board Members (External Audit & Supervisory Board Members among them)	73 (48)	73 (48)	-	-	7 (6)
Total (External Officers among them)	367 (80)	367 (80)	-	-	21 (10)

(Notes)

1.	The above numbers include two Directors who retired from office and two Audit & Supervisory Board Members who resigned at the conclusion of the 178th Ordinary General Meeting of Shareholders held on June 29, 2021 (two among them were External Officers).
2.	The amount paid to the Directors excludes employee salary for a Director concurrently serving as an employee. After the introduction of the executive officer system, no employee salary has been paid to the Directors.

(5)	Matters related to External Officers

(i)	Major activities in the business year

Attendance, statements and outline of duties performed in connection with the expected role of External Directors
Director	Yasunobu Furukawa

He attended all the ten meetings of the Board of Directors held in the business year. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. By utilizing his abundant experience and broad knowledge as a certified public accountant, he provides supervision, advice and the like. In addition, he has served as a member of the Nomination and Remuneration Committee.

Director	Shotaro Tochigi

He attended all the ten meetings of the Board of Directors held in the business year. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. By utilizing his abundant experience and broad knowledge in the legal profession, he provides supervision, advice and the like. In addition, he has served as a member of the Nomination and Remuneration Committee.

Director	Yukihiro Ito

He attended eight meetings out of the ten meetings of the Board of Directors held in the business year. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. By utilizing his abundant experience and broad knowledge as a manager, he provides supervision, advice and the like.

Director	Misao Kikuchi

He attended all the ten meetings of the Board of Directors held in the business year. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. By utilizing his abundant experience and broad knowledge as a manager, he provides supervision, advice and the like.

Audit & Supervisory Board Member	Masashi Hirose

He attended all the ten meetings of the Board of Directors held in the business year. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. He also attended all the ten meetings of the Audit & Supervisory Board. He as a Full-time Audit & Supervisory Board Member explains proposals, reports the status of implementation of audits, makes questions about important matters related to audits and exchanges opinions on audit results.

Audit & Supervisory Board Member	Takeshi Kobayashi

He attended all the ten meetings of the Board of Directors held in the business year. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. He also attended all the ten meetings of the Audit & Supervisory Board. He makes questions about important matters related to audits and exchanges opinions on audit results.

Audit & Supervisory Board Member	Kenji Yoshida

He attended seven meetings out of the eight meetings of the Board of Directors held in the business year after his assumption of office on June 29, 2021. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. He also attended six meetings out of the seven meetings of the Audit & Supervisory Board held after his assumption of office on June 29, 2021. He makes questions about important matters related to audits and exchanges opinions on audit results.

Audit & Supervisory Board Member	Tsuneaki Teshima

He attended all the eight meetings of the Board of Directors held in the business year after his assumption of office on June 29, 2021. He makes statements as needed to ensure the validity and appropriateness of the Board of Directors’ decision-making. He also attended all the seven meetings of the Audit & Supervisory Board held after his assumption of office on June 29, 2021. He makes questions about important matters related to audits and exchanges opinions on the audit results.

4.	Matters related to the Accounting Auditor

(1)	Name of the Accounting Auditor:	Deloitte Touche Tohmatsu LLC

(2)	Amount of remuneration, etc. for the Accounting Auditor

Amount paid
(i)	Amount of remuneration, etc. for the Accounting Auditor for the business year	72 million yen
(ii)	Total amount of money and other property benefits to be paid by the Company and subsidiaries	125 million yen

(Notes)

1.	The audit agreement between the Company and the Accounting Auditor does not clearly distinguish the amount of remuneration, etc. for audits stipulated in the Companies Act from that for audits stipulated in the Financial Instruments Exchange Act, and they cannot be distinguished practically. For this reason, the amount of (i) above means the total amount of those remunerations.
2.	The Audit & Supervisory Board of the Company confirmed the appropriateness of the content of the audit plan for the business year presented by the Accounting Auditor and the audit system and time used to maintain the necessary audit quality. As a result of verification of those matters, the Audit & Supervisory Board judged that the content of the audit plan and the amount of remuneration calculated based on those matters are also appropriate and consented to the amount of remuneration, etc. for the Accounting Auditor.
3.	With respect to the amount of remuneration, etc. for the Accounting Auditor, an additional remuneration of 3 million yen for FY2020 (the 178th term) is paid in addition to the above.

(3)	Content of non-audit services

The Company entrusts to the Accounting Auditor the preparation of comfort letters related to the issuance of corporate bonds, which is a service other than the services stipulated in Article 2, paragraph 1 of the Certified Public Accountants Act.

(4)	Policy for determining the dismissal or non-reappointment of the Accounting Auditor

If the Audit & Supervisory Board of the Company finds that, for example, the Accounting Auditor falls under any of the items of Article 340, paragraph 1 of the Companies Act, the Audit & Supervisory Board will promptly investigate the details and, if the board deems that it is difficult to continue audits or it is inappropriate to have the Accounting Auditor conduct audits, take procedures for dismissing or not reappointing the Accounting Auditor in accordance with the procedures stipulated in law.

5.	System to Ensure Appropriateness of Operations and Operational Status of the System

The document is posted on the Company’s website pursuant to laws and regulations and Article 15 of the Company’s Articles of Incorporation.

https://www.keisei.co.jp/

6.	Basic Policy on Control of the Company

The document is posted on the Company’s website pursuant to laws and regulations and Article 15 of the Company’s Articles of Incorporation.

https://www.keisei.co.jp/

(Notes)	This business report has been prepared as follows:
	1.	An amount shown in units of one million yen is an amount obtained by rounding down any fraction less than one million yen. Net income per share and net loss per share are obtained by rounding off any fraction.
	2.	The number of shares shown in units of one thousand is obtained by rounding down any fraction less than one thousand.

English Translation of Financial Statements Originally Issued in the Japanese Language

CONSOLIDATED BALANCE SHEET

LIABILITIES AND NET ASSETS (As of March 31, 2022)

Keisei Electric Railway Co., Ltd.

Particulars	Amount
ASSETS	Million yen
Current assets:
Cash and deposits	25,513
Notes receivable, accounts receivable, and contract assets	24,739
Land and structures for subdivision	5,266
Merchandise	2,164
Work in process	182
Raw materials and supplies	3,348
Other current assets	11,960
Allowance for doubtful accounts	(21)
Total current assets	73,152

Fixed assets:
Tangible fixed assets:
Buildings and structures	297,169
Machinery and equipment	24,387
Land	191,178
Lease assets	34,151
Construction in progress	36,937
Other tangible fixed assets	3,183
Total tangible fixed assets	587,008

Intangible fixed assets:
Lease assets	1,008
Others	11,471
Total intangible fixed assets	12,480

Investments and long-term receivables:
Investment securities	204,162
Long-term loans receivable	337
Deferred tax assets	18,812
Other investments	4,086
Allowance for doubtful accounts	(165)
Total investments and long-term receivables	227,234
Total fixed assets	826,722
Deferred assets:	471
Total assets	900,346

Particulars	Amount
LIABILITIES:	Million yen
Current liabilities:
Notes payable and trade accounts payable	18,320
Short-term borrowings	55,682
Commercial paper	4,000
Lease obligations	6,486
Income taxes payable	1,811
Provision for bonuses	3,345
Other current liabilities	58,681
Total current liabilities	148,328
Fixed liabilities:
Bonds and debentures	110,450
Long-term borrowings	140,189
Long-term accounts payable of Japan Railway Construction, Transport and Technology Agency	40,505
Lease obligations	22,840
Deferred tax liabilities	2,035
Net defined benefit liability	36,322
Other fixed liabilities	11,969
Total fixed liabilities	364,313
Total liabilities	512,641
NET ASSETS:
Owners’ equity	368,873
Capital stock	36,803
Capital surplus	28,410
Retained earnings	309,843
Treasury stock	(6,184)
Accumulated other comprehensive income	890
Valuation difference on available-for-sale securities	2,210
Deferred gains or losses on hedges	38
Remeasurements of defined benefit plans	(1,358)
Non-controlling interests	17,941
Total net assets	387,705
Total liabilities and net assets	900,346

Note:	The figures presented are rounded down to the nearest million yen.

English Translation of Financial Statements Originally Issued in the Japanese Language

CONSOLIDATED STATEMENT OF INCOME
For the fiscal year ended March 31, 2022

Keisei Electric Railway Co., Ltd.

Particulars	Amount
	Million yen	Million yen
Operating revenues		214,157
Operating costs and expenses:
Transport operating expenses and cost of sales	181,034
Selling, general and administrative expenses	38,323	219,358
Operating loss		5,201
Non-operating revenues:
Subsidies for employment adjustment	1,643
Investment income of affiliates	508
Interests and dividend income	467
Other non-operating revenues	2,407	5,027
Non-operating expenses:
Interests expenses	2,375
Other non-operating expenses	641	3,017
Recurring loss		3,191
Non-recurring income:
Construction costs allotted to and received from others	1,653
Gain on change in equity	704
Gain on sale of investment securities	457
Other non-recurring income	321	3,137
Non-recurring losses:
Advanced depreciation loss on fixed assets	1,625
Loss on disposal of fixed assets	701
Loss on asset impairment	469
Loss on valuation of investment securities	39	2,836
Loss before income taxes		2,890
Income taxes:
Current	1,939
Deferred	(1,165)
Corporate and other taxes		773
Loss		3,664
Profit attributable to non-controlling interests		773
Loss attributable to owners of parent		4,438

Note:	The figures presented are rounded down to the nearest million yen.

Pursuant to the provisions of the relevant laws and regulations as well as Article 15 of the Company’s Articles of Incorporation, its Consolidated Statements of Changes in Net Assets and Notes to Consolidated Financial Statements, which form a part of its Consolidated Financial Statements, are published on its website at:

https://www.keisei.co.jp/.

English Translation of Financial Statements Originally Issued in the Japanese Language

NON-CONSOLIDATED BALANCE SHEET

LIABILITIES AND NET ASSETS (As of March 31, 2022)

Keisei Electric Railway Co., Ltd.

Particulars	Amount
ASSETS	Million yen
Current assets:
Cash and deposits	4,561
Fares receivable	3,616
Accounts receivable	2,701
Consumption taxes receivable	92
Income taxes receivable	522
Lease investment assets	2,021
Short-term loans receivable	1,741
Land and structures for subdivision	5,261
Supplies	2,432
Prepaid expenses	1,170
Other current assets	2,083
Allowance for doubtful accounts	(665)
Total current assets	25,541

Fixed assets:
Fixed assets, railway operations	239,441
Fixed assets, real estate operations	165,803
Fixed assets related to each operation	3,814
Construction in progress	35,339
Investment and other assets	111,414
Stocks of subsidiaries and associates	68,946
Investment securities	10,420
Long-term loans receivable	21,476
Deferred tax assets	11,590
Other investments	1,129
Allowance for doubtful accounts	(2,148)
Total fixed assets	555,813

Deferred assets:	457
Corporate debenture issue cost	457

Total assets	581,813

Particulars	Amount
LIABILITIES:	Million yen
Current liabilities:
Short-term borrowings	45,420
Commercial paper	4,000
Lease obligations	3,780
Other accounts payable	14,371
Accrued expenses	945
Income taxes payable	275
Connecting fares received	525
Deposits received	29,859
Prepaid fares received	2,340
Advance received	26,098
Provision for bonuses	1,011
Other current liabilities	95
Total current liabilities	128,724

Fixed liabilities:
Bonds and debentures	110,000
Long-term borrowings	117,541
Lease obligations	15,170
Provision for retirement benefits	19,478
Provision for loss on business of subsidiaries and associates	1,188
Asset retirement obligations	1,401
Other fixed liabilities	6,841
Total fixed liabilities	271,621
Total liabilities	400,346

NET ASSETS:
Owners’ equity	180,948
Capital stock	36,803
Capital surplus	27,904
Capital reserve	27,845
Other capital surplus	58
Retained earnings	120,365
Legal reserve	3,038
Other retained earnings	117,327
General reserve	8,095
Retained earnings brought forward	109,231
Treasury stock	(4,124)
Valuation and translation adjustments	518
Valuation difference on available-for-sale securities	518
Total net assets	181,467
Total liabilities and net assets	581,813

Note:	The figures presented are rounded down to the nearest million yen.

English Translation of Financial Statements Originally Issued in the Japanese Language

NON-CONSOLIDATED STATEMENT OF INCOME
(For the fiscal year ended March 31, 2022)

Keisei Electric Railway Co., Ltd.

Particulars	Amount
	Million yen	Million yen
Railway:
Operating revenues	42,860
Operating expenses	52,959
Operating loss		10,098
Real Estate:
Operating revenues	19,839
Operating expenses	12,162
Operating income		7,676
Operating loss from all operations		2,422
Non-operating revenues:
Interests and dividend income	3,453
Other revenues	1,065	4,519
Non-operating expenses:
Interests expenses	1,719
Provision of allowance for doubtful accounts	1,016
Provision for loss on business of subsidiaries and associates	549
Other expenses	603	3,888
Recurring loss		1,790
Non-recurring income:
Construction costs allotted to and received from others	1,288
Insurance claim income	179
Gain on sale of fixed assets	1	1,469
Non-recurring losses:
Advanced depreciation loss on fixed assets	1,206
Loss on disposal of fixed assets	585
Loss on asset impairment	256
Loss on valuation of investment securities	36	2,084
Loss before income taxes		2,406
Income taxes:
Current	34
Deferred	(955)
Corporate and other taxes		(921)
Loss		1,485

Note:	The figures presented are rounded down to the nearest million yen.

Pursuant to the provisions of the relevant laws and regulations as well as Article 15 of the Company’s Articles of Incorporation, its Non-consolidated Statements of Changes in Net Assets and Notes to Non-consolidated Financial Statements, which form a part of its Non-consolidated Financial Statements, are published on its website at:

https://www.keisei.co.jp/

Audit Reports

Accounting Auditor’s Accounting Audit Report for the Consolidated Financial Statements

Independent Auditor’s Audit Report

May 11, 2022

To: The Board of Directors of

       Keisei Electric Railway Co., Ltd.

Tokyo Office, Deloitte Touche Tohmatsu LLC
Yuji Takei, Certified Public Accountant,
Designated Limited Liability Partner and Engagement Partner
Yuichiro Koga, Certified Public Accountant,
Designated Limited Liability Partner and Engagement Partner

Audit opinion

Pursuant to the provisions of Article 444, Paragraph 4 of the Companies Act, we have audited the Consolidated Financial Statements, which comprise the Consolidated Balance Sheet, the Consolidated Statement of Income, the Consolidated Statements of Changes in Net Assets and the Notes to Consolidated Financial Statements, of Keisei Electric Railway Co., Ltd. (the “Company”) for the consolidated fiscal year from April 1, 2021 to March 31, 2022.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material aspects, the financial position and results of operations of a group of companies consisting of the Company and its consolidated subsidiaries for the period covered by the Consolidated Financial Statements in accordance with corporate accounting principles generally accepted in Japan.

Basis for the audit opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the “Auditors’ responsibilities for the audit of the Consolidated Financial Statements” section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the provisions related to professional ethics in Japan, and we have fulfilled other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other information

The other information comprises the business report and the supplementary schedules. Management is responsible for preparing and disclosing the other information. The audit & supervisory board members and the audit & supervisory board are responsible for overseeing the directors’ performance of duties related to establishing and operating the reporting process of the other information.

Our audit opinion on the Consolidated Financial Statements does not cover the other information and we do not provide any opinion thereon.

In connection with our audit of the Consolidated Financial Statements, our responsibility is to read the other information and, in doing so, to consider whether there is a material inconsistency between the other information and the Consolidated Financial Statements or our knowledge gained during the course of the audit, and remain alert for other indications that the other information is apparently materially misstated.

If, based on the work we have performed, we determine that the other information is materially misstated, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of management, the audit & supervisory board members and the audit & supervisory board for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the Consolidated Financial Statements in accordance with corporate accounting principles generally accepted in Japan and for the establishment and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of the Consolidated Financial Statements that are free from material misstatement, whether due to fraud or error.

In preparing the Consolidated Financial Statements, management is responsible for assessing whether it is appropriate to prepare the Consolidated Financial Statements in accordance with the premise of a going concern, and for disclosing, as applicable, matters relating to going concern in accordance with corporate accounting principles generally accepted in Japan.

The audit & supervisory board members and the audit & supervisory board are responsible for overseeing the directors’ performance of duties related to establishing and operating the financial reporting process.

Auditors’ responsibilities for the audit of the Consolidated Financial Statements

Auditors’ responsibility is to obtain reasonable assurance about whether the Consolidated Financial Statements as a whole are free from material misstatement, whether due to fraud or error, and to express an opinion on the Consolidated Financial Statements from an independent standpoint in an audit report, based on their audit. Misstatements can occur as a result of fraud or error, and are deemed material if they can be reasonably expected to, either individually or collectively, influence the decisions of users taken on the basis of the Consolidated Financial Statements.

Auditors make professional judgment in the audit process in accordance with auditing standards generally accepted in Japan, and perform the following while maintaining professional skepticism:

●

They identify and assess the risks of material misstatement, whether due to fraud or error. They design and implement audit procedures to address the risks of material misstatement. They select and apply the audit procedures as determined   by them. In addition, they obtain sufficient and appropriate audit evidence to provide a basis for the audit opinion.

●

In making those risk assessments, they consider internal control relevant to the entity’s audit in order to design audit procedures that are appropriate in the circumstances, although the purpose of the audit of the Consolidated Financial Statements is not to express an opinion on the effectiveness of the entity’s internal control.

●

They assess the appropriateness of accounting policies adopted by management and the method of application thereof, as well as the reasonableness of accounting estimates made by management and the adequacy of related notes.

●

They determine whether it is appropriate for management to prepare the Consolidated Financial Statements on the premise of a going concern and, based on the audit evidence obtained, determine whether there is a significant uncertainty in regard to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If there is a significant uncertainty concerning the premise of a going concern, auditors are required to call attention to the notes to the Consolidated Financial Statements in the audit report, or if the notes to the Consolidated Financial Statements pertaining to the significant uncertainty are inappropriate, issue a modified opinion on the Consolidated Financial Statements. While their conclusions are based on the audit evidence obtained up to the date of the audit report, depending on future events or conditions, an entity may be unable to continue as a going concern.

●

They assess whether the presentation of and notes to the Consolidated Financial Statements are in accordance with corporate accounting principles generally accepted in Japan, evaluate the presentation, structure and content of the Consolidated Financial Statements including related notes, and assess whether the Consolidated Financial Statements fairly present the transactions and accounting events on which they are based.

●

They obtain sufficient and appropriate audit evidence regarding the financial information of the company and its consolidated subsidiaries in order to express an opinion on the Consolidated Financial Statements. They are responsible for instructing,supervising, and implementing the audit of the Consolidated Financial Statements, and are solely responsible for the audit opinion.

Auditors report to the audit & supervisory board members and the audit & supervisory board regarding the scope and timing of implementation of the planned audit, material audit findings including material weaknesses in internal control identified in the course of the audit, and other matters required under the auditing standards.

Auditors provide the audit & supervisory board members and the audit & supervisory board with a statement that the auditors have complied with provisions related to professional ethics in Japan regarding independence and report to them matters that are reasonably considered to have an impact on the auditors’ independence and the details of safeguards, if any, that are in place to eliminate or reduce obstacles.

Interest

Our firm and engagement partners have no interest in the Company and its subsidiaries requiring disclosure under the provisions of the Certified Public Accountants Act.

Accounting Auditor’s Accounting Audit Report for the Non-consolidated Financial Statements

Independent Auditor’s Audit Report

May 11, 2022

To: The Board of Directors of

       Keisei Electric Railway Co., Ltd.

Tokyo Office, Deloitte Touche Tohmatsu LLC
Yuji Takei, Certified Public Accountant,
Designated Limited Liability Partner and Engagement Partner
Yuichiro Koga, Certified Public Accountant,
Designated Limited Liability Partner and Engagement Partner

Audit opinion

Pursuant to the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the Non-consolidated Financial Statements, which comprise the Non-consolidated Balance Sheet, the Non-consolidated Statement of Income, the Non-consolidated Statements of Changes in Net Assets, the Notes to Non-consolidated Financial Statements and the supplementary schedules thereto (the “Non-consolidated Financial Statements”), of Keisei Electric Railway Co., Ltd. (the “Company”) for the 179th term from April 1, 2021 to March 31, 2022.

In our opinion, the Non-consolidated Financial Statements referred to above present fairly, in all material aspects, the financial position and results of operations of the Company for the period covered by the Non-consolidated Financial Statements in accordance with corporate accounting principles generally accepted in Japan.

Basis for the audit opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the “Auditors’ responsibilities for the audit of the Non-consolidated Financial Statements” section of our report. We are independent of the Company in accordance with the provisions related to professional ethics in Japan, and we have fulfilled other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other information

The other information comprises the business report and the supplementary schedules. Management is responsible for preparing and disclosing the other information. The audit & supervisory board members and the audit & supervisory board are responsible for overseeing the directors’ performance of duties related to establishing and operating the reporting process of the other information.

Our audit opinion on the Non-consolidated Financial Statements does not cover the other information and we do not provide any opinion thereon.

In connection with our audit of the Non-consolidated Financial Statements, our responsibility is to read the other information and, in doing so, to consider whether there is a material inconsistency between the other information and the Non-consolidated Financial Statements or our knowledge gained during the course of the audit, and remain alert for other indications that the other information is apparently materially misstated.

If, based on the work we have performed, we determine that the other information is materially misstated, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of management, the audit & supervisory board members and the audit & supervisory board for the Non-consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the Non-consolidated Financial Statements in accordance with corporate accounting principles generally accepted in Japan and for the establishment and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of the Non-consolidated Financial Statements that are free from material misstatement, whether due to fraud or error.

In preparing the Non-consolidated Financial Statements, management is responsible for assessing whether it is appropriate to prepare the Non-consolidated Financial Statements in accordance with the premise of a going concern, and for disclosing, as applicable, matters relating to going concern in accordance with corporate accounting principles generally accepted in Japan.

The audit & supervisory board members and the audit & supervisory board are responsible for overseeing the directors’ performance of duties related to establishing and operating the financial reporting process.

Auditors’ responsibilities for the audit of the Non-consolidated Financial Statements

Auditors’ responsibility is to obtain reasonable assurance about whether the Non-consolidated Financial Statements as a whole are free from material misstatement, whether due to fraud or error, and to express an opinion on the Non-consolidated Financial Statements from an independent standpoint in an audit report, based on their audit. Misstatements can occur as a result of fraud or error, and are deemed material if they can be reasonably expected to, either individually or collectively, influence the decisions of users taken on the basis of the Non-consolidated Financial Statements.

Auditors make professional judgment in the audit process in accordance with auditing standards generally accepted in Japan, and perform the following while maintaining professional skepticism:

●

They identify and assess the risks of material misstatement, whether due to fraud or error. They design and implement audit procedures to address the risks of material misstatement. They select and apply the audit procedures as determined by them. In addition, they obtain sufficient and appropriate audit evidence to provide a basis for the audit opinion.

●

In making those risk assessments, they consider internal control relevant to the entity’s audit in order to design audit procedures that are appropriate in the circumstances, although the purpose of the audit of the Non-consolidated Financial Statements is not to express an opinion on the effectiveness of the entity’s internal control.

●

They assess the appropriateness of accounting policies adopted by management and the method of application thereof, as well as the reasonableness of accounting estimates made by management and the adequacy of related notes.

●

They determine whether it is appropriate for management to prepare the Non-consolidated Financial Statements on the premise of a going concern and, based on the audit evidence obtained, determine whether there is a significant uncertainty in regard to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If there is a significant uncertainty concerning the premise of a going concern, auditors are required to call attention to the notes to the Non-consolidated Financial Statements in the audit report, or if the notes to the Non-consolidated Financial Statements pertaining to the significant uncertainty are inappropriate, issue a modified opinion on the Non-consolidated Financial Statements. While their conclusions are based on the audit evidence obtained up to the date of the audit report, depending on future events or conditions, an entity may be unable to continue as a going concern.

●

They assess whether the presentation of and notes to the Non-consolidated Financial Statements are in accordance with corporate accounting principles generally accepted in Japan, evaluate the presentation, structure and content of the Non-consolidated Financial Statements including related notes, and assess whether the Non-consolidated Financial Statements fairly present the transactions and accounting events on which they are based.

Auditors report to the audit & supervisory board members and the audit & supervisory board regarding the scope and timing of implementation of the planned audit, material audit findings including material weaknesses in internal control identified in the course of the audit, and other matters required under the auditing standards.

Auditors provide the audit & supervisory board members and the audit & supervisory board with a statement that the auditors have complied with provisions related to professional ethics in Japan regarding independence and report to them matters that are reasonably considered to have an impact on the auditors’ independence and the details of safeguards, if any, that are in place to eliminate or reduce obstacles.

Interest

Our firm and engagement partners have no interest in the Company requiring disclosure under the provisions of the Certified Public Accountants Act.

Report of the Audit & Supervisory Board

Audit Report

With respect to Directors’ performance of their duties during the 179th term from April 1, 2021 to March 31, 2022, the Audit & Supervisory Board has prepared this audit report after deliberations based on the audit reports prepared by each Audit & Supervisory Board Member, and hereby reports as follows:

1.	Method and contents of the audit by Audit & Supervisory Board Members and the Audit & Supervisory Board

(1)

The Audit & Supervisory Board has established the audit policies, assignment of duties, etc. and received a report from Audit & Supervisory Board Members on the status of implementation of their audits and results thereof. In addition, the Audit & Supervisory Board has received reports from Directors and other relevant parties as well as the Accounting Auditor on the status of performance of their duties, and requested explanations as necessary.

(2)

In conformity with the Audit & Supervisory Board Members’ auditing standards established by the Audit & Supervisory Board, and in accordance with the audit policies, assignment of duties, etc., Audit & Supervisory Board Members endeavored to communicate with Directors, the internal audit department and other employees as well as other relevant parties and to collect information and improve the audit environment, and conducted the audit by the following methods:

1)

Audit & Supervisory Board Members attended the meetings of the Board of Directors and other important meetings, received reports from Directors, employees and other relevant parties on the status of performance of their duties and requested explanations as necessary, examined important approval/decision documents and other similar documents, and inspected the status of the corporate affairs and assets at the head office and major sales offices. In addition, Audit & Supervisory Board Members endeavored to communicate and exchange information with the directors, the audit & supervisory board members and other relevant parties of each subsidiary and received from subsidiaries reports on their respective business as necessary.

2)

In relation to (i) the contents of the Board of Directors’ resolutions regarding the development of the system to ensure that Directors’ performance of their duties complies with the relevant laws and regulations as well as the Articles of Incorporation of the Company and other systems set out in Article 100, Paragraphs 1 and 3 of the Regulations for Enforcement of the Companies Act as being necessary for ensuring the appropriateness of the corporate affairs of the corporate group comprised of a stock company (kabushiki kaisha) and its subsidiaries and (ii) the systems (internal control systems) that have been developed based on such resolutions, which are described in the Business Report, Audit & Supervisory Board Members regularly received reports on the status of establishment and operation of those systems from Directors, employees and other relevant parties, requested explanations as necessary, and expressed opinions. In addition, Audit & Supervisory Board Members received reports on the status of evaluation and audit of internal controls over financial reports from Directors and other relevant parties as well as Deloitte Touche Tohmatsu LLC and requested explanations as necessary.

3)

Audit & Supervisory Board Members reviewed the content of the basic policy as prescribed in Article 118, Item 3, Sub-item (a) of the Regulations for Enforcement of the Companies Act and each of the efforts as prescribed in Sub-item (b) of the same Item (basic policy on control of a stock company), which are described in the Business Report, in light of the situations of discussions held by the Board of Directors and other relevant parties as well as other relevant factors.

4)

Audit & Supervisory Board Members monitored and verified whether the Accounting Auditor maintained its independence and properly conducted its audit, received a report from the Accounting Auditor on the status of its performance of duties, and requested explanations as necessary. In addition, Audit & Supervisory Board Members were notified by the Accounting Auditor that it had developed a “system to ensure that the performance of the duties of the Accounting Auditor is properly conducted” (the matters listed in each of the Items of Article 131 of the Regulations on Corporate Accounting) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005) and other relevant standards, and requested explanations as necessary.

Based on the above-described methods, Audit & Supervisory Board Members examined the Business Report and the supplementary schedules thereto, the Non-consolidated Financial Statements (the Non-consolidated Balance Sheet, the Non-consolidated Statement of Income, the Non-consolidated Statements of Changes in Net Assets and the Notes to Non-consolidated Financial Statements) and the supplementary schedules thereto, and the Consolidated Financial Statements (the Consolidated Balance Sheet, the Consolidated Statement of Income, the Consolidated Statements of Changes in Net Assets, and the Notes to Consolidated Financial Statements), for the fiscal year under consideration.

2.	Results of the audit

(1)	Results of the audit of the Business Report and other relevant documents

1)

We acknowledge that the Business Report and the supplementary schedules thereto fairly present the status of the Company in conformity with the applicable laws and regulations and the Articles of Incorporation of the Company.

2)

We acknowledge that no misconduct or material fact constituting a violation of any law or regulation or the Articles of Incorporation of the Company was found with respect to Directors’ performance of their duties.

3)

We acknowledge that the Board of Directors’ resolutions with respect to the internal control systems are appropriate. We did not find any matter to be mentioned with respect to the information provided in the Business Report or Directors’ performance of their duties concerning the internal control systems, including internal controls over financial reports.

4)

We did not find any matter to be mentioned with respect to the Basic Policy on Control of the Company contained in the Business Report. We acknowledge that each of the efforts as prescribed in Article 118, Item 3, Sub-item (b) of the Regulations for Enforcement of the Companies Act, which is described in the Business Report, is in conformity with the basic policy, does not harm the joint interest of the Company’s shareholders and is not intended to maintain the positions held by the Company’s officers.

(2)	Results of the audit of the Non-consolidated Financial Statements and the supplementary schedules thereto
We acknowledge that the methods and results of the audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

(3)	Results of the audit of the Consolidated Financial Statements
We acknowledge that the methods and results of the audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

May 16, 2022

Audit & Supervisory Board of Keisei Electric Railway Co., Ltd.

Kenji Sato,
Full-time Audit & Supervisory Board Member	[seal]

Masashi Hirose,
Full-time Audit & Supervisory Board Member	[seal]

Takeshi Kobayashi,
Audit & Supervisory Board Member	[seal]

Kenji Yoshida,
Audit & Supervisory Board Member	[seal]

Tsuneaki Teshima,
Audit & Supervisory Board Member	[seal]

Note:    Messrs. Masashi Hirose, Takeshi Kobayashi, Kenji Yoshida and Tsuneaki Teshima are External Audit & Supervisory Board Members of the Company as prescribed in Article 2, Item 16 and Article 335, Paragraph 3 of the Companies Act.

System to Ensure the Appropriateness of Operations and its Operation

Th outline of decisions on the system to ensure that Directors comply with laws and regulations and the Articles of Incorporation when performing their duties and other systems to ensure the appropriateness of the Company’s operations and of the operation of these systems is as follows:

[System to ensure the appropriateness of operations]

(1)	System to ensure that Directors and employees comply with laws and regulations and the Articles of Incorporation when performing their duties

(a)

Establish group action guidelines and code of conduct, including compliance with laws and regulations, in accordance with the group management philosophy and make them known to all Directors, Executive Officers, and employees (excluding Executive Officers) (This also applies to the following items)

(b)

Lay down internal regulations and job authority regulations that meet laws and regulations and the Articles of Incorporation, make them known to all Directors, Executive Officers, and employees, and supervise the performance of duties

(c)	Establish the Compliance and Risk Management Committee headed by the Representative Director & President to supervise initiatives of the Company and its subsidiaries for compliance

(d)	Ensure that the Company and its subsidiaries have no relations with antisocial forces under any circumstances in accordance with the code of conduct

(e)

Establish the Internal Audit Department independent of organizations that execute business to conduct internal audits of financial reports, compliance, business execution, business efficiency, etc. in cooperation with Audit & Supervisory Board Members

(f)	Establish an internal reporting system that takes the protection of reporters into consideration and make it known to all Directors, Executive Officers, and employees

(g)

Establish a system for organizations that execute business to put in place, apply, and evaluate internal controls for financial reporting and let the Internal Audit Department evaluate the effectiveness of such internal controls put in place and applied, thus ensuring the reliability of financial reports as expected by the Financial Instruments and Exchange Act

(2)	System related to the preservation and management of information on the performance of duties by Directors

(a)

Formulate document handling regulations and preserve and manage minutes of meetings of the Board of Directors and the Management Council as well as information on the performance of duties related to approval documents, etc. in accordance with the regulations

(3)	Regulations for the management of risks of loss and other systems

(a)

The Compliance and Risk Management Committee shall assess in a unified manner risks that have serious effects on business continuity, choose risks to be addressed, and supervise the operation of systems to manage individual risks.

(b)	Lay down safety management regulations that meet relevant laws and regulations in order to ensure the safety of passenger transport, thus establishing safety management systems

(c)	Establish disaster response regulations, etc. in preparation for disasters, accidents, etc. and periodically provide training and conduct drills

(d)	Establish a response headquarters and take necessary actions swiftly if a massive disaster, accident, etc. occurs

(e)	Work with external specialist organizations and take systematic actions, including legal measures, if a problem with antisocial forces occurs

(f)

Designate a department responsible for managing other risks that have serious effects on business continuity through deliberations at the Compliance and Risk Management Committee, if necessary, thus putting in place risk management systems as required

(4)	System to ensure that Directors perform their duties efficiently

(a)

Establish Board of Directors regulations, Management Council regulations, etc. for matters to be decided by resolutions of the Board of Directors (held once a month in principle) and matters to be decided by deliberations at the Management Council (consisting of full-time Directors and full-time Executive Officers and held twice a month in principle) so that decisions on the performance of duties are made in accordance with these regulations

(b)	Establish office organizations, division of duties, and job authority regulations to clarify the powers and responsibilities of each job

(c)	Decide business plans and let Directors, Executive Officers, and employees perform their duties in accordance with the plans

(5)	System to ensure the appropriateness of operations in the corporate group that consists of the Company and its subsidiaries

(a)	System to ensure that the directors, etc. and employees of subsidiaries comply with laws and regulations and the Articles of Incorporation when performing their duties

(i)

Make the basic policies indicated in the group management philosophy and group action guidelines known to all subsidiaries and guide them in establishing their own code of conduct and making it known to all their personnel

(ii)	Establish the Group Strategy Department and lay down subsidiary management regulations, etc. to manage subsidiaries in cooperation with related departments

(iii)	Subsidiaries shall establish related regulations such as accounting regulations and job authority regulations as required to make financial reporting and business execution reasonable.

(iv)	Subsidiaries shall establish the Compliance Committee and report minutes of its meetings to the Company.

(v)	Directors, Executive Officers, and employees of the Company shall become directors, etc. or audit & supervisory board members of subsidiaries to supervise the performance of duties.

(vi)	The Internal Audit Department shall conduct internal audits of subsidiaries.

(vii)	Establish a section to contact for internal reporting shared by the Company and its subsidiaries and make it known to all group personnel

(b)	System to ensure that directors, etc. of subsidiaries perform their duties efficiently

(i)	Hold a Meeting of Keisei Group Presidents periodically for purposes such as conveying group management policy and sharing managerial information

(ii)	Subsidiaries shall formulate a business plan in accordance with the Keisei Group’s business planning regulations and perform their duties in accordance with the plan.

(c)	Regulations for the management of risks of loss at subsidiaries and other systems

(i)	The Compliance and Risk Management Committee shall supervise risk management at the Company and its subsidiaries.

(ii)

Subsidiaries shall share the results of risk assessment at the Compliance and Risk Management Committee through the Meeting of Keisei Group Presidents, etc. and establish systems to manage risks to be addressed as required.

(d)	System to report matters related to the performance of duties by directors, etc. and employees of subsidiaries to the Company

(i)

Clarify matters to be reported by subsidiaries to the Company in the subsidiary management regulations, receive reports from subsidiaries in accordance with the regulations, and provide guidance as required

(6)	Matters related to the installment of employees who should assist the duties of Audit & Supervisory Board Members

(a)	Establish a secretariat for the Audit & Supervisory Board to assist the duties of Audit & Supervisory Board Members and assign employees required to assist the duties

(7)

Matters related to the independence of employees who should assist the duties of Audit & Supervisory Board Members from Directors and matters related to ensuring the effectiveness of directions to employees

(a)	Employees at the secretariat of the Audit & Supervisory Board shall be dedicated ones who are not directed or supervised by Directors.

(b)	The appointment, dismissal, etc. of employees at the secretariat of the Audit & Supervisory Board require the consent of Audit & Supervisory Board Members.

(8)	System related to reports to Audit & Supervisory Board Members and the system to ensure that reporters do not receive disadvantageous treatment because of their reports

(a)	System for Directors, Executive Officers, and employees to report to Audit & Supervisory Board Members

(i)	If they discover facts that are likely to cause significant damage to the Company, Directors, Executive Officers, and employees shall report such facts to Audit & Supervisory Board Members

(ii)	Directors, Executive Officers, and employees shall report matters related to the performance of duties swiftly if Audit & Supervisory Board Members ask them to do so

(b)	System for directors, etc. and employees of subsidiaries or persons who receive reports therefrom to report to Audit & Supervisory Board Members of the Company

(i)

If they discover facts that are likely to cause significant damage to the Company or its subsidiaries, directors, etc. and employees of subsidiaries shall report such facts to Audit & Supervisory Board Members of the Company or the Group Strategy Department.

(c)

In accordance with the internal reporting system that takes the protection of reporters into consideration, disadvantageous treatment shall not be given to persons who report to Audit & Supervisory Board Members.

(9)

Matters related to procedures for advance payment or repayment for expenses incurred by the performance of duties by Audit & Supervisory Board Members and other policies for the handling of expenses or obligations arising from the performance of duties by them

(a)	If Audit & Supervisory Board Members request advance payment, etc. for expenses arising when they perform their duties, such expenses or obligations shall be handled swiftly.

(10)	Other systems to ensure that Audit & Supervisory Board Members conduct audits effectively

(a)

Audit & Supervisory Board Members shall attend the Board of Directors and other meetings important to the performance of duties by Directors, express their opinions as required, and grasp the process of important decision-making, and at the same time, they shall grasp the status of business execution mainly through the perusal of important documents related to the performance of duties.

(b)	Audit & Supervisory Board Members shall hold meetings with Accounting Auditors and the Internal Audit Department periodically to share information and exchange opinions.

(c)	The Representative Director & President shall hold meetings with Audit & Supervisory Board Members periodically and as required to communicate with them concerning important issues, etc. in auditing.

[Outline of the operation of the system to ensure the appropriateness of operations]

(1)	System to ensure that Directors and employees comply with laws and regulations and the Article of Incorporation when performing their duties

The Company has established the management philosophy for the Keisei Group and made it known to all Directors, Executive Officers, and employees (excluding Executive Officers) in the Group. In accordance with the Compliance and Risk Management Committee regulations, it holds meetings of the Committee twice a year to ensure that case studies of compliance and measures to prevent recurrence are shared and make the need for compliance with laws and regulations and ethical acts expected by society known to all personnel and provide training by hosting lectures and distributing compliance cards. It has also established a section for compliance reporters to contact (internal and external) and taken appropriate actions for matters reported and requests for advice.

(2)	System related to the preservation and management of information on the performance of duties by Directors

The Company properly preserves documents related to the performance of duties by Directors, including minutes of meetings of the Board of Directors, in accordance with the document handling regulations.

(3)	Regulations for the management of risks of loss and other systems

Based on the results of investigations of risks at the Company and its subsidiaries, the Compliance and Risk Management Committee has chosen risks to be managed and designate organizations responsible for their management for appropriate risk management. In accordance with the safety management regulations and its disaster response regulations, the Railway Headquarters has reviewed the safety priority measures by reconfirming the safety management systems and in addition conducted periodic drills on the assumption of abnormalities with general and administrative and Real Estate Headquarters also participating therein. Furthermore, following the spread of the COVID-19 pandemic, in accordance with the operational plan for countermeasures against new strains of influenza viruses, the Company has maintained the general headquarters to take countermeasures against new strains of influenza viruses, etc.

(4)	System to ensure that Directors perform their duties efficiently

In accordance with the Board of Directors regulations and the Management Council regulations, the Board of Directors makes decisions on matters important to the execution of business, and the Management Council deliberates and reports on other important matters. In accordance with the business planning regulations, the Company executed the annual plan for fiscal 2021, and the Board of Directors resolved the annual plan for fiscal 2022.

(5)	System to ensure the appropriateness of operations in the corporate group that consists of the Company and its subsidiaries

In accordance with the subsidiary management regulations, the Company has clarified business process standards for subsidiaries and required subsidiaries to obtain approval from, consult with, and report to the Company. In accordance with the Keisei Group business planning regulations, it has notified its subsidiaries of the Company’s management policy. Subsidiaries have established Compliance Committee regulations, and they are required to report the proceedings of Committee meetings held in accordance with the regulations to the Company’s General Affairs Department. Each subsidiary has established a section for internal reporters to contact, and in addition, mainly by putting up the same poster to educate personnel in compliance at all subsidiaries, the Company has made its section for compliance reporters to contact (internal and external), which can be used by employees of subsidiaries as well, known to all group companies.

(6)	Matters related to installment of employees who should assist the duties of Audit & Supervisory Board Members

Dedicated employees are assigned to assist the duties of Audit & Supervisory Board Members.

(7)

Matters related to the independence from Directors of employees who should assist the duties of Audit & Supervisory Board Members and matters related to ensuring the effectiveness of instructions to employees

Dedicated employees are independent from organizations that execute business and assist the duties of Audit & Supervisory Board Members under the direction and orders of Audit & Supervisory Board Members.

(8)	System to report to Audit & Supervisory Board Members and the system to ensure that reporters do not receive disadvantageous treatment because of their reports

Audit & Supervisory Board Members attend the Board of Directors and other important meetings to express their opinions, and in addition, they grasp the execution of business by viewing important documents. If they discover facts that are likely to cause significant damage to the Company or its subsidiaries, the directors, etc. and employees of the Company and its subsidiaries shall report such facts to Audit & Supervisory Board Members or the Group Strategy Department of the Company. In compliance with the Whistleblower Protection Act, the Company ensures that internal reporters do not receive disadvantageous treatment.

(9)

Matters related to procedures for advance payment or repayment for expenses incurred by the performance of duties by Audit & Supervisory Board Members and other policies for the handling of expenses or obligations arising from the performance of duties by them

The Company nails down budgets for expenses arising from the duties of Audit & Supervisory Board Members and bears such expenses.

(10)	Other systems to ensure that Audit & Supervisory Board Members conduct audits effectively

The Representative Director & President and full-time Audit & Supervisory Board Members hold meetings periodically and as required to communicate with each other concerning important issues, etc. Audit & Supervisory Board Members share information and exchange opinions with Accounting Auditors and the Internal Audit Department for cooperation.

Basic Policy for the Control of the Company

(1)	Basic policy on how persons who control decisions on the Company’s financial and business policy should be

(a)	Keisei Group’s basic policy for business administration

The key business of the Keisei Group is transport centered on railways, which provides social infrastructure with an extremely public nature (hereinafter referred to as the “Core Business”), and this entails heavy social responsibilities.

In this business, these social responsibilities can be fulfilled by providing stable transport services while ensuring the safety and convenience of users. To that end, the Company believes that it is essential to ensure proper management from a medium- to long-term perspective with a hard look at various changes in the business environment in terms of safety measures, railway track improvement, facility expansion, and development of areas along railway lines.

In the Keisei Group’s business, it is also important to give the maximum attention to not only the benefits of customers, shareholders, business partners, and employees but also those of a wider range of stakeholders, including harmony with the local community and consideration to the environment, in an effort to discharge the social responsibilities mentioned above.

As described above, the Keisei Group has developed business from a medium- to long-term perspective while paying attention to a wide range of stakeholders, and as a result, with railways as its core, the Group covers a wide range of businesses, including bus, taxi, and other transport services, distribution, real estate, leisure services, and construction. The Company believes that the Group’s corporate value should be maintained and enhanced by combining transport, the Core Business, and its related businesses in an organic way.

(b)	Details of basic policy

The Company believes that persons who control decisions on its financial and business policy must be those who fully understand the basic policy specified in Section (a) above and maximize its corporate value and the common benefits of shareholders in the medium and long run.

The Company also believes that shareholders of listed companies are determined through the free trading of shares in the market and that decisions on whether to accept a bid to buy shares in a stock company should eventually be left to its shareholders even if it is so large that the right to control the company will be transferred.

However, acts and bids to buy a large number of shares in the Company may include one that is likely to cause obvious damage to its corporate value and thus the common benefits of its shareholders, one that is likely to practically force its shareholders to sell shares they hold, and one that does not give its shareholders enough information and time to decide whether to accept it.

The Company believes that by taking appropriate measures against these large bids on its shareholders’ behalf, it needs to maintain its corporate value and the common benefits of its shareholders.

(2)	Special initiatives to realize the basic policy

(a)	Group management philosophy

Based on the policy described above, the Keisei Group aims at contributing to social development by fulfilling its social responsibilities as a corporate group through daily business activities and achieving sound business growth. To that end, it has formulated the group management philosophy “The Keisei Group will contribute to social development by providing quality products and services that satisfy customers in a safe and comfortable way and achieving sound business growth,” and in order to realize this philosophy, it has established the group action guidelines which consist of five items: safety, customer service, growth, corporate ethics, and the environment. Thus, it is striving to maintain and enhance its corporate value.

(b)	Group business plans

Under the group management philosophy mentioned above, the Keisei Group works out a medium-term group business plan once every three years to clarify management policy and goals for the entire group. In this plan, the basic policy is to strengthen the systems so that group synergy effects can be brought to the maximum extent and maximize the corporate value of the entire group.

The basic policies of the E4 Plan, which covers the period from fiscal 2019 to fiscal 2021, are to steadily increase profits by strengthening the Group’s business management, to provide safe and reliable services, and to establish a business promotion framework that meets social needs. Under this basic policy, the Keisei Group strives to maximize its corporate value with making its presence felt more by coexisting with the local community, upgrading the group management system and enhancing corporate governance, developing the inbound tourism market more deeply, expanding profits by bolstering existing businesses, ensuring safety and security and improving service quality, and establishing a new growth vision as its basic strategy.

(c)	Policy for returning profits

Since the Keisei Group, which focuses on railway business, is engaged in an industry with highly public nature, the basic policy is to return profits continuously in a stable manner while maintaining internal reserve funds required to develop business for the future and strengthen the management foundation and taking financial results and other factors into account.

(d)	Initiatives to enhance corporate governance

The Company strives to build favorable relationships with various stakeholders and improve its corporate governance system while further strengthening, improving, and establishing the functions and systems of internal governance. Specifically, it improves the internal control functions and applies job authority and other regulations to ensure swift and effective business execution and pushes initiatives such as putting in place risk management (including compliance), ensuring the transparency of management, and disclosing information fairly. In the future, it will continue to further strengthen its governance system.

The Company has adopted the audit & supervisory board system and installed the Board of Directors, the Audit & Supervisory Board, and Accounting Auditors. Its Board of Directors consists of twelve members, including four External Directors. It puts in place a stronger business execution monitoring system by limiting the term of office of Directors to one year. The Audit & Supervisory Board comprises five members with four of them invited from outside. Audit & Supervisory Board Members attend the Board of Directors and other important meetings and audit the performance of duties by Directors, and at the same time, they establish close cooperation with the Internal Audit Department and Accounting Auditors, exchange information with them, and deepen mutual cooperation with them, thus making audits more effective and efficient.

(3)	Initiatives to prevent inappropriate persons from controlling decisions on the Company’s financial and business policy in light of the basic policy

In order to maintain its corporate value and the common benefits of its shareholders, the Company will take appropriate measures for persons who attempt to buy shares in the Company in large numbers within the framework of the Financial Instruments and Exchange Act, the Companies Act, and relevant laws and regulations. Measures include requesting such persons to provide sufficient information needed for shareholders to make proper decisions, disclosing the opinions of the Board of Directors, and striving to give enough time for shareholders to consider the matter.

(4)

The initiatives mentioned above are in line with the basic policy and correspond with the Keisei Group’s corporate value and the common benefits of its shareholders and are not intended to maintain the status of the Company’s executives

The initiatives to enhance corporate value as described in Section (2) and (3) above have been decided as specific measures to maintain and enhance the Keisei Group’s corporate value and the common benefits of its shareholders continuously. Therefore, these initiatives are in line with the basic policy and do not harm the common benefits of the Company’s shareholders, nor are they intended to maintain the status of the Company’s executives.

Consolidated Statement of Changes in Shareholders’ Equity

(From April 1, 2021 to March 31, 2022)

(In millions of yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of the current term	36,803	28,411	317,899	(6,184)	376,930
Cumulative effects of changes in accounting policies			(692)		(692)
Restated balance at the beginning of the current term	36,803	28,411	317,207	(6,184)	376,237
Changes during the current term
Dividends from surplus			(2,903)		(2,903)
Loss attributable to owners of parent			(4,438)		(4,438)
Changes due to purchase of shares in consolidated subsidiaries		(0)			(0)
Changes in ownership interests of parent due to transactions with non-controlling interests		0			0
Changes resulting from merger between consolidated subsidiaries and unconsolidated subsidiaries			(22)		(22)
Purchase of treasury stock				(0)	(0)
Changes in treasury stock arising from changes in equity in entities accounted for using equity method				0	0
Net changes of items other than shareholders’ equity
Total changes during the current term	―	(0)	(7,363)	0	(7,363)
Balance at the end of the current term	36,803	28,410	309,843	(6,184)	368,873

	Other accumulated comprehensive income
	Valuation difference on available-for- sale securities	Deferred gains or losses on hedges	Remeasurements of defined benefit plans	Total other accumulated comprehensive income	Non- controlling interests	Total net assets
Balance at the beginning of the current term	3,075	30	(1,397)	1,708	17,406	396,044
Cumulative effects of changes in accounting policies					(55)	(748)
Restated balance at the beginning of the current term	3,075	30	(1,397)	1,708	17,350	395,296
Changes during the current term
Dividends from surplus						(2,903)
Loss attributable to owners of parent						(4,438)
Changes due to purchase of shares in consolidated subsidiaries						(0)
Changes in ownership interests of parent due to transactions with non-controlling interests						0
Changes resulting from merger between consolidated subsidiaries and unconsolidated subsidiaries						(22)
Purchase of treasury stock						(0)
Changes in treasury stock arising from changes in equity in entities accounted for using equity method						0
Net changes of items other than shareholders’ equity	(864)	7	38	(818)	590	(227)
Total changes during the current term	(864)	7	38	(818)	590	(7,591)
Balance at the end of the current term	2,210	38	(1,358)	890	17,941	387,705

(Note)  The figures presented are rounded down to the nearest million yen.

Notes to Consolidated Financial Statements

[Notes on important matters forming the basis of preparation of Consolidated Financial Statements]

1.	Scope of consolidation

(1)	Number of consolidated subsidiaries: 80

Principal consolidated subsidiaries:

Hokuso-Railway Co., Ltd., Keisei Construction, Inc., Kanto Railway Co., Ltd., Keisei Bus Co., Ltd., Teito Motor Transportation Co., Ltd., Keisei Store Co., Ltd.

(2)	Principal non-consolidated subsidiaries:

Keisei Computers & Communications Inc., Nokogiriyama Ropeway Co., Ltd.

Reason for non-inclusion in the scope of consolidation: The non-consolidated subsidiaries listed above are small-scale companies and their total assets, operating revenue, profit or loss (limited to the portion attributable to the Company’s interest in these subsidiaries), retained earnings (limited to the portion attributable to the Company’s interest in these subsidiaries), etc., do not, in the aggregate, have significant impact on the Consolidated Financial Statements.

(3)	Changes in the scope of consolidation

Keiyo Shoji Co., Ltd. has disappeared as a result of a merger with Keisei Real Estate Co., Ltd., a consolidated subsidiary. Teito Sanshin Omori Taxi Co., Ltd. has disappeared as a result of a merger with Teito Sanshin Taxi Co., Ltd., a consolidated subsidiary.

2.	Application of the equity method

(1)	Number of associates accounted for using equity method: 5

Principal entities:

Oriental Land Co., Ltd., Shin-Keisei Electric Railway Co., Ltd.

(2)	Principal non-consolidated subsidiaries and associates not accounted for using equity method:

Keisei Computers & Communications Inc., Nokogiriyama Ropeway Co., Ltd., Nippori Station Development Co., Ltd.

Reason for non-application of equity method: Profit or loss (limited to the portion attributable to the Company’s interest in these entities), retained earnings (limited to the portion attributable to the Company’s interest in these entities), etc., of each of these entities have little impact on the Consolidated Financial Statements even if they are excluded from the scope of entities accounted for using equity method and do not, in the aggregate, have significant impact on the Consolidated Financial Statements.

3.	Fiscal year end dates of consolidated subsidiaries

Among the consolidated subsidiaries of the Company, the fiscal year end date of KEIDENKO Co., Ltd. is December 31, while those of Teito Motor Transportation Co., Ltd., Keisei Store Co., Ltd., and other 41 companies are the last day of February.

The Consolidated Financial Statements are prepared based on the fiscal statements of each of the consolidated subsidiaries as of its fiscal year end date. If there are significant transactions between that date and the fiscal year end date for the preparation of Consolidated Financial Statements, necessary adjustments are made for consolidation purposes.

4.	Accounting policies

(1)	Standard for and method of valuation of significant assets

(i)	Securities

Available-for-sale securities

Available-for-sale securities other than shares, etc. for which market prices are not available:

Valued at fair value. (Valuation differences are treated by the total direct capitalization method and the selling cost is determined by the moving average method.)

Shares, etc. for which market prices are not available:

Valued at cost based on the moving average method.

(ii)	Derivatives

Valued at fair value.

(iii)	Inventories

Land and structures for subdivision are valued at cost based on the specific identification method. Other inventories are mainly valued at cost based on the retail method.

(The carrying amount is calculated by using the book value write-down method to reflect the effect of declines in profit margin.)

(2)	Depreciation method of significant depreciable assets

(i)	Property, plant, and equipment (excluding leased assets)

Depreciated using the straight-line method and the declining balance method. However, buildings acquired on or after April 1, 1998 (excluding facilities attached to buildings) and facilities attached to buildings and structures acquired on or after April 1, 2016 are accounted for using the straight-line method.

The useful lives of major assets are as follows:

Buildings and structures:	5 to 60 years
Machinery, equipment and vehicles:	5 to 20 years

(ii)	Intangible assets (excluding leased assets)

Amortized on a straight-line basis.

Software for internal use is amortized over its reasonably estimated period of internal use (5 years) using the straight-line method.

(iii)	Leased assets

Leased assets under finance leases without ownership transfer:

Leased assets are depreciated on a straight-line basis over the lease term assuming that the useful life coincides with the lease term and the residual value will be zero.

(3)	Standards for significant provisions

(i)	Allowance for doubtful accounts

In order to prepare or any bad debt expenses arising from trade receivables, loans receivable, etc., the Company recognizes expected non-recoverable amounts as an allowance for doubtful accounts based on historical default rates for general receivables and based on recoverability reviews on an individual basis for specific receivables, such as delinquent claims.

(ii)	Provision for bonuses

In order to prepare for the payment of employee bonuses, the Company recognizes as a provision for bonuses part of the estimated payment amount that is attributable to the current fiscal year.

(4)	Accounting for retirement benefits

The Company recognizes a retirement benefit liability for the amount calculated by subtracting the amount of plan assets from the amount of retirement benefit obligations based on the estimated amount at the end of the current fiscal year.

(i)	Method of attribution of estimated retirement benefit payments to each period

To calculate the amount of retirement benefit obligations, expected future retirement benefits are allocated to periods through the end of the current fiscal year on a straight-line basis.

(ii)	Method of recognizing actuarial gains and losses in profit or loss

Actuarial gains and losses are accounted for as an expense for an amount allocated to each period by using the straight-line method based on a certain number of years (i.e., 5 to 10 years), which is equal to or less than the average remaining service period of the employees in service during the fiscal year in which it arises, starting from the following fiscal year.

(5)	Recognition criteria for significant revenue and expenses

Major performance obligations in our main businesses that generate revenue from contracts with customers and when they are normally satisfied (when revenue is normally recognized) are as follows:

(i)	Transportation business

In the transportation business, revenue from passenger transportation is recognized for the transportation services that we have provided.

Revenue from commuter passes is recognized over a certain period starting from the first month of the effective period of each pass.

(ii)	Distribution business

In the distribution business, revenue from the sales of merchandise is recognized when they are delivered to the customer.

If the Company is determined to be involved in the sales of merchandise as an agent, revenue is recognized in net amounts calculated by subtracting, from the amount received in exchange for the merchandise provided by another party, the amount paid to that other party.

(iii)	Real estate business

In the real estate business, revenue from the sales of land and buildings is recognized when they are delivered to the customer.

(iv)	Construction business

Revenue for long-term construction contracts in the construction business is recognized based on the percentage of completion pertaining to the satisfaction of performance obligation as we have determined that the performance obligation is satisfied over a certain period. The percentage of completion is measured based on the proportion of the actual construction cost incurred through the last day of each reporting period to the total estimated construction cost.

If the percentage of completion pertaining to the satisfaction of performance obligation cannot reasonably be estimated, but the cost incurred is expected to be recovered when the performance obligation is satisfied, revenue is recognized for the performance obligation to be satisfied over a certain period using the cost recovery method until it is possible to reasonably estimate the percentage of completion pertaining to the satisfaction of performance obligation.

(6)	Other significant bases for the preparation of Consolidated Financial Statements

(i)	Accounting for deferred assets

Bond issuance cost:

Deprecated on a straight-line basis over the period through the redemption of bonds

(ii)	Accounting for contribution for construction in the railway business

Any contribution for construction and the like received for the acquisition of fixed assets in the railway business is directly deducted from the acquisition cost of such fixed assets at the completion of construction. In the Consolidated Statement of Income, contribution for construction is recognized in non-recurring income while the amount of direct deduction from the acquisition cost of fixed assets is recognized in non-recurring losses as advanced depreciation loss on fixed assets.

(iii)	Hedge accounting method

In principle, gains or losses on hedging instruments are deferred until the maturity of the hedged item. Interest rate swaps that satisfy the required conditions are accounted for using a special treatment.

(iv)	Inclusion of interest expenses in cost

Part of interest expenses concerning development projects for land and buildings for sale in lots is included in their acquisition costs. However, there is no interest expense included in acquisition cost in the current fiscal year.

[Notes on changes in accounting policies]

(Application of the Accounting Standard for Revenue Recognition, etc.)

The “Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29, March 31, 2020; hereinafter the “Accounting Standard for Revenue Recognition”), etc. has been applied since the beginning of the current fiscal year. Under this accounting standard, the Company recognizes revenue at the time of the transfer of control of promised goods or services to the customer at the price expected to be received in exchange for those goods or services.

The resulting changes are manly as follows:

(1)	Revenue recognition for commuter passes

In the past, revenue from commuter passes in the transportation business was recognized over a certain period starting from the month in which the pass is issued. However, this has been changed, and revenue from commuter passes is currently recognized over a certain period starting from the first month of the effective period of each pass.

(2)	Revenue recognition for agency transaction

In the past, revenue from certain agency transactions in the distribution business was recognized in gross amounts. However, this has been changed, and revenue from agency transactions is currently recognized in net amounts after determining the role of the Company (principal vs. agent) in providing goods or services to customers.

Pursuant to the transitional provisions of the proviso of paragraph 84 of the Accounting Standard for Revenue Recognition, for the first-time application of the Accounting Standard for Revenue Recognition, etc., the cumulative effect of the retrospective application of the new accounting policy to periods prior to the beginning of the current fiscal year was added to or deducted from the balance of retained earnings at the beginning of the current fiscal year, and the new accounting policy has been applied to that beginning balance.

As a result, for the current fiscal year, operating revenues decreased by 17,168 million yen, transport operating expenses and cost of sales decreased by 16,737 million yen, and selling, general and administrative expenses decreased by 516 million yen. This change in accounting policy has an immaterial impact on operating loss, recurring loss, and loss before income taxes. In addition, the balance of retained earnings at the beginning of the current fiscal year decreased by 692 million yen.

In conjunction with the application of the Accounting Standard for Revenue Recognition, etc., “Notes and accounts receivable,” which was presented in “Current assets” in the Consolidated Balance Sheet for the previous fiscal year, is included in “Notes receivable, accounts receivable, and contract assets” from the current fiscal year onwards.

(Application of the Accounting Standard for Fair Value Measurement, etc.)

The “Accounting Standard for Fair Value Measurement” (ASBJ Statement No. 30, July 4, 2019; hereinafter the “Accounting Standard for Fair Value Measurement”), etc. has been applied since the beginning of the current fiscal year, and the new accounting policy prescribed by the Accounting Standard for Fair Value Measurement, etc. will be applied prospectively in accordance with the transitional provisions prescribed in paragraph 19 of the Accounting Standard For Fair Value Measurement and paragraph 44-2 of the “Accounting Standard for Financial Instruments” (ASBJ Statement No. 10, July 4, 2019). The application has no impact on the Consolidated Financial Statements.

The Company will henceforth provide a breakdown of fair value of financial instruments by level in “Notes on financial instruments.”

[Notes on accounting estimates]

1.	Impairment of fixed assets

(1)	Amount stated in the Consolidated Financial Statements for the current fiscal year

Impairment losses	469 million yen
Property, plant and equipment and intangible assets	599,488 million yen

(2)	Information to facilitate the understanding of accounting estimates

For the purpose of impairment testing, assets of the Group are grouped into business segments used for managerial accounting purposes or individual properties or stores. If there is an indication of impairment, we determine whether we need to recognize an impairment loss based on future cash flows that we estimate by developing certain assumptions. If the total amount of future cash flows is below the carrying amount, the Company writes down the carrying amount to the recoverable amount and recognizes the amount of write-down as an impairment loss.

As for the impact of the COVID-19 pandemic, we have estimated future cash flows based on the assumption that its impact will continue in the future to some extent.

These estimates may be subject to change depending on, for example, changes in future economic conditions, which are uncertain. If it becomes necessary to revise the estimated future cash flows, the Consolidated Financial Statements for the next fiscal year may be significantly impacted.

2.	Recoverability of deferred tax assets

(1)	Amount stated in the Consolidated Financial Statements for the current fiscal year

Deferred tax assets	18,812 million yen

(2)	Information to facilitate the understanding of accounting estimates

The recognized amount of deferred tax assets is estimated in consideration of the timing and the amount of taxable income based on, among others, future business plans and the amounts of past taxable income.

As for the impact of the COVID-19 pandemic, we have estimated future taxable income based on the assumption that its impact will continue in the future to some extent.

These estimates may be subject to change depending on, for example, changes in future economic conditions, which are uncertain. If the actual timing and the amount of taxable income are different from the estimates, the Consolidated Financial Statements for the next fiscal year may be significantly impacted.

[Notes to the Consolidated Balance Sheets]

1.	Assets pledged as collateral and obligations related to collateral (millions of yen)

(1) Assets pledged as collateral	299,652 million yen
Current assets and other	172 million yen
Buildings and structures	199,453 million yen
Machinery, equipment and vehicles	19,876 million yen
Land	77,215 million yen
Property, plant and equipment and other	1,352 million yen
Intangible assets (other)	1,561 million yen
Investments and other assets and other	20 million yen
(2) Obligations related to collateral	96,401 million yen
2. Accumulated depreciation of property, plant and equipment	486,973 million yen

[Notes to the Consolidated Statement of Changes in Net Assets]

1.	Classes and the total number of issued shares as of the last day of the current fiscal year

Common stock	172,411,185 shares

2.	Dividends

(1)	Dividends paid

Resolution	Class of shares	Total amount of dividends	Dividend per share	Record date	Effective date
June 29, 2021 Ordinary General Meeting of Shareholders	Common stock	1,451 million yen	8.50 yen	March 31, 2021	June 30, 2021
October 29, 2021 Board of Directors	Common stock	1,451 million yen	8.50 yen	September 30, 2021	December 2, 2021

(2)	Dividends whose record date falls within the current fiscal year and whose effective date falls within the following fiscal year

The following proposal on the dividends to common shares will be submitted to the Ordinary General Meeting of Shareholders scheduled to be held on June 29, 2022:

(i) Total amount of dividends	1,451 million yen

(ii) Source of dividends	Retained earnings

(iii) Amount of dividends per share	8.50 yen

(iv) Record date	March 31, 2022

(v) Effective date	June 30, 2022

[Notes on financial instruments]

1.	Status of financial instruments

The Group invests funds mainly in safe financial assets and raises funds through borrowings from banks and other financial institutions. We use derivative instruments only for the purpose of avoiding the risk of interest payment fluctuations associated with interest-bearing debts and will not engage in speculative transactions using these instruments.

Investment securities, which mainly consist of shares, are exposed to the market price fluctuation risk. These shares are mainly shares of the companies with which the Company has business relations, and their fair values are ascertained on a quarterly basis.

The use of proceeds from borrowings is to finance working capital (mainly short-term) and capital investments (long-term). For some long-term borrowings, we use derivative transactions (interest rate swaps) as hedging instruments to avoid the risk of changes in interest payments by swapping such variable-rate interests for fixed-rate interests. Trade payables and borrowings are exposed to liquidity risk. The Group manages the liquidity risk of these liabilities based on cash flow plan prepared by each group company on a monthly basis and other appropriate means.

2.	Fair value of financial instruments

Carrying amounts, fair values, and differences between them as of March 31, 2022 are as summarized in the table below. Shares, etc. for which market prices are not available (whose carrying amount is 8,688 million yen) are not included in investment securities shown in the table below.

		(Million yen)
	Carrying amount	Fair value	Difference
Investment securities	195,473	1,737,217	1,541,743
Total assets	195,473	1,737,217	1,541,743
Bonds and debentures Long-term borrowings	110,450 140,189	108,825 141,555	(1,624) 1,365
Total liabilities	250,640	250,380	(259)
Derivatives transactions	―	―	―

3.	Breakdown of fair value of financial instruments by level

Fair values of financial instruments are classified into the following three levels in accordance with the observability and significance of inputs used for fair value calculation:

Level 1 fair value:         Fair value calculated from the (unadjusted) quoted prices of an identical asset or liability in an active market

Level 2 fair value:          Fair value calculated using directly or indirectly observable inputs other than those used in level 1.

Level 3 fair value:          Fair value calculated using significant unobservable inputs

If the Company uses multiple inputs that have a significant impact on the calculation of fair value, the Company classifies the fair value as the same level as the lowest level of priority in fair value calculation among the levels to which each input belongs.

(1)	Financial assets and financial liabilities that are carried at fair value

	(Million yen)
Category	Fair value
	Level 1	Level 2	Level 3	Total
Investment securities	10,376	―	―	10,376
Total assets	10,376	―	―	10,376
Derivatives transactions	―	―	―	―

(2)	Financial assets and financial liabilities that are not carried at fair value

	(Million yen)
Category	Fair value
	Level 1	Level 2	Level 3	Total
Investment securities	1,726,841	―	―	1,726,841
Total assets	1,726,841	―	―	1,726,841
Bonds and debentures	―	108,825	―	108,825
Long-term borrowings	―	141,555	―	141,555
Total liabilities	―	250,380	―	250,380
Derivatives transactions	―	―	―

Note:	Explanation of valuation techniques and inputs used for the calculation of fair value

Investment securities

Listed shares are valued using quoted market prices. As listed shares are traded in an active market, their fair value is classified as level 1.

Bonds and debentures

Fair value of bonds issued by the Company and its consolidated subsidiaries is determined based on their quoted market prices if they are available. If such quoted market prices are not available, fair value is calculated using the discounted present value method based on the total amount of principal and interest payments, the remaining life of such obligations, and an interest rate reflecting credit risk, and such fair value is classified as level 2.

Long-term borrowings

Fair value is calculated using the discounted present value method based on the total amount of principal and interest payments, the remaining life of such obligations, and an interest rate reflecting credit risk, and such fair value is classified as level 2.

Derivatives transactions

Since the derivative transactions qualifying for the special treatment of interest rate swaps are accounted for as one transaction together with their hedged item, long-term borrowings, the fair value of these derivatives is included in that of related long-term borrowings.

[Notes on real estate for rent, etc.]

1.	Status of real estate for rent, etc.

The Company and some of its consolidated subsidiaries hold commercial properties for rent, residential properties for rent, rental office buildings (including land), etc., in Tokyo, Chiba Prefecture, and other areas.

2.	Fair value of real estate for rent, etc.

(Million yen)
Carrying amount	Fair value
123,653	173,915

Notes:

1.	The carrying amount represents the net amount calculated as acquisition cost, net of accumulated depreciation and accumulated impairment losses.
2.

Fair value of land at the end of the current fiscal year is calculated by the Company based on indicators that are determined to appropriately reflect market value. Fair value of depreciable assets, such as buildings, at the end of the current fiscal year represents the properly calculated amounts of their book value.

[Notes on revenue recognition]

1.	Breakdown of revenue from contracts with customers

	(Million yen)
	Reportable segments
	Transport- ation business	Distribu- tion business	Real estate business	Leisure, service business	Construc- tion business	Other business	Total
Railway business	54,141	―	―	―	―	―	54,141
Bus business	38,340	―	―	―	―	―	38,340
Taxi business	21,589	―	―	―	―	―	21,589
Store business	―	31,871	―	―	―	―	31,871
Department store business	―	9,991	―	―	―	―	9,991
Real estate sales business	―	―	5,267	―	―	―	5,267
Other	―	1,706	2,223	6,742	16,434	5,001	32,107
Revenue from contracts with customers	114,070	43,569	7,490	6,742	16,434	5,001	193,308
Other revenue	3,013	3,454	14,381	―	―	―	20,849
Operating revenue from external customers	117,084	47,023	21,872	6,742	16,434	5,001	214,157

2.	Information that serves as the basis for understanding revenue

As described in “4. Accounting policies, (5) Recognition criteria for significant revenue and expenses” of “Notes on important matters forming the basis of preparation of Consolidated Financial Statements.”

3.	Information to facilitate the understanding of the amounts of revenue for the current and subsequent fiscal years

(1)	Balances of contract assets and contract liabilities

Receivables arising from contracts with customers (balance at the beginning of the period)	18,605 million yen
Receivables arising from contracts with customers (balance at the end of the period)	19,806 million yen
Contract assets (balance at the beginning of the period)	3,775 million yen
Contract assets (balance at the end of the period)	4,933 million yen
Contract liabilities (balance at the beginning of the period)	6,767 million yen
Contract liabilities (balance at the end of the period)	6,196 million yen

Contract assets mainly pertain to the right of the Company in the consideration for completed long-term construction contracts in the construction business that is unclaimed as of the end of the reporting period. Contract assets are transferred to receivables arising from contracts with customers when the right in consideration has become unconditional. The consideration for such construction contracts is mainly received upon the completion of construction.

Contract liabilities mainly pertain to prepaid fares received from customers for commuter passes in the transportation business and are reversed within one year as revenue is recognized.

(2)	Transaction prices allocated to the remaining performance obligations

In preparing the notes on transaction prices allocated to remaining performance obligations, the Company has applied practical expedients, and contracts whose contract period is initially expected to be one year or less are not included in the scope of the notes. Unsatisfied (or partially unsatisfied) performance obligations amount to 12,258 million yen at the end of the current fiscal year. These performance obligations pertain to long-term construction contracts in the construction business, and relevant revenue is expected to be recognized within one to three years from the end of the current fiscal year.

[Notes on per share information]

1. Net assets per share	2,194.00 yen

2. Loss per share	26.33 yen

[Notes on significant subsequent events]

(Shin-Keisei Electric Railway Co., Ltd. is to become a wholly-owned subsidiary through a simplified share exchange arrangement)

The Company passed a resolution authorizing a share exchange with Shin-Keisei Electric Railway Co., Ltd., an entity accounted for using equity method of the Company, (hereinafter “Shin-Keisei”) through which the Company will become the wholly-owning parent company of Shin-Keisei and Shin-Keisei will become a wholly-owned subsidiary of the Company (hereinafter the “Share Exchange”) at a meeting of the Board of Directors held on April 28, 2022 and concluded a share exchange agreement (hereinafter the “Share Exchange Agreement”) with Shin-Keisei.

As a result of the Share Exchange, the Company will become the wholly-owning parent company of Shin-Keisei effective September 1, 2022 (planned), the effective date of the Share Exchange. The common shares of Shin-Keisei, which will become a wholly-owned subsidiary, (hereinafter “Shin-Keisei Shares” will be delisted from the Standard Market of Tokyo Stock Exchange, Inc. effective August 30, 2022 (the last trading date will be August 29, 2022).

(1)	Outline of the Share Exchange

(i)	Name of the wholly-owned subsidiary in the Share Exchange and its business

Name of the wholly-owned subsidiary in the Share Exchange

Shin-Keisei Electric Railway Co., Ltd.

Business       Transportation business and real estate business

(ii)	Purpose of the Share Exchange

●	To build a structure to support efficient utilization of management resources and swift decision making

●	To execute integrated management within the Group through further reinforcement of coordination between the two companies

(iii)	Effective date of the Share Exchange

September 1, 2022 (planned)

(iv)	Method of share exchange

The Share Exchange is scheduled to be carried out effective September 1, 2022 by the Company through the simplified share exchange procedure pursuant to the provisions of Article 796, paragraph (2) of the Companies Act without obtaining the approval of its General Meeting of Shareholders and by Shin-Keisei after obtaining the approval of its ordinary genera meeting of shareholders to be held on June 28, 2022.

(2)	Exchange ratio by class of shares and its calculation method and the number of the shares to be delivered

(i)	Exchange ratio by class of shares

The Company will allot and deliver 0.82 shares of its common stock (hereinafter “Shares of the Company”) in exchange for one Shin-Keisei Share. However, such allocation of shares will not be carried out for the Shin-Keisei Shares currently held by the Company (4,899,895 shares as of April 28, 2022). The allotment ratio for the Share Exchange (hereinafter the “Share Exchange Ratio”) may be changed based on consultation and agreement between the two companies if there is a significant change in the conditions underlying the calculation.

The Shares of the Company to be delivered through the Share Exchange will be shares of the Company’s treasury stock.

(ii)	Method of calculating share exchange ratio

The Company and Shin-Keisei have separately and independently requested the calculation of share exchange ratio by third-party appraisers that are independent from both companies and determined that the Share Exchange Ratio is appropriate and will further the interest of shareholders of both companies after careful discussion and examination based on, among others, the share exchange ratio calculation report received and advice of legal advisors.

(iii)	Number of shares to be delivered

4,983,417

(Purchase of treasury stock)

The Company passed a resolution at the meeting of the Board of Directors held on April 28, 2022 authorizing matters concerning the purchase of treasury stock pursuant to Article 156 of the Companies Act as applied with the rewording pursuant to Article 165, paragraph (3) thereof. The outline of the purchase is as follows:

1.	Reason for the purchase of treasury stock

To increase shareholder return through the flexible execution of capital policy and the improvement of capital efficiency.

2.	Details of the purchase

(1)	Class of shares to be purchased Common stock

(2)	Total number of shares that can be purchased 5,000,000 shares (upper limit) (% of the total number of issued shares (excluding treasury stock): 2.93%)

(3)	Total purchase price 18,000,000,000 yen (upper limit)

(4)	Treasury stock purchase period From April 29, 2022 to August 31, 2022

(5)	Method of purchase Market purchase including the purchase through off-auction own share repurchase trading (ToSTNeT-3) of the Tokyo Stock Exchange

(6)

Other necessary matters
Decisions on any necessary matters concerning the purchase of treasury stock other than those listed in (1) through (5) above will be left entirely to the discretion of the President and Representative Director.

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

(From April 1, 2021 to March 31, 2022)

	(Million yen)
	Owners’ equity
		Capital surplus			Retained earnings
						Other retained earnings
	Capital stock	Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	General reserve	Retained earnings brought forward	Total retained earnings
Balance at the beginning of the current period	36,803	27,845	58	27,904	3,038	8,095	113,923	125,056
Cumulative effect of changes in accounting policies							(302)	(302)
Restated balance at the beginning of the current period	36,803	27,845	58	27,904	3,038	8,095	113,620	124,754
Changes of items during the period
Dividends from surplus							(2,903)	(2,903)
Loss							(1,485)	(1,485)
Purchase of treasury stock
Net changes of items other than owners’ equity
Total changes of items during the period	―	―	―	―	―	―	(4,388)	(4,388)
Balance at the end of the current period	36,803	27,845	58	27,904	3,038	8,095	109,231	120,365

	Owners’ equity		Valuation and translation adjustments
	Treasury stock	Total owners’ equity	Valuation difference on available-for-sale securities	Total valuation and translation adjustments	Total net assets
Balance at the beginning of the current period	(4,124)	185,640	1,353	1,353	186,993
Cumulative effect of changes in accounting policies		(302)			(302)
Restated balance at the beginning of the current period	(4,124)	185,337	1,353	1,353	186,691
Changes of items during the period
Dividends from surplus		(2,903)			(2,903)
Loss		(1,485)			(1,485)
Purchase of treasury stock	(0)	(0)			(0)
Net changes of items other than owners’ equity			(835)	(835)	(835)
Total changes of items during the period	(0)	(4,388)	(835)	(835)	(5,224)
Balance at the end of the current period	(4,124)	180,948	518	518	181,467

Note:   The figures presented are rounded down to the nearest million yen.

Notes to Non-consolidated Financial Statements

[Notes on important matters related to significant accounting policy]

1.	Standard for and method of valuation of assets

(1)	Valuation standards and methods for securities
Shares in subsidiaries and affiliates:
Cost method according to the moving average method
Other securities
Available-for-sale securities other than shares, etc. for which market prices are not available:
Market method
[Valuation differences are treated by the total direct capitalization method and the selling cost is determined by the moving average method.]
Shares, etc. for which market prices are not available:
Cost method according to the moving average method

(2)	Valuation standards and methods for inventories
Land and buildings for sale: Cost method according to the specific identification method
[Values in the balance sheet are subject to the book value reduction method based on decreased profitability.]
Stored goods: Cost method according to the moving average method
[Values in the balance sheet are subject to the book value reduction method based on decreased profitability.]

2.	Depreciation method for noncurrent assets

(1) Property, plant, and equipment (excluding leased assets)
Buildings and structures (shared):	Straight-line method
Vehicles, machinery and equipment, and tools, furniture and fixtures (for lease business):	Straight-line method
Ditto (shared except lease business):	Declining-balance method
For replacement assets in railway business, the replacement method (straight-line method) applies.
(2) Intangible assets (excluding leased assets) Straight-line method	Straight-line method
Software for internal use is amortized over its reasonably estimated period of internal use (5 years) using the straight-line method.
(3) Leased assets	Straight-line
Leased assets under finance leases without ownership transfer
Straight-line method with zero residual value for the estimated useful life as the lease term

3.	Standards for provisions

(1)	Allowance for doubtful accounts

In order to prepare or any bad debt expenses arising from trade receivables, loans receivable, etc., Shin-Keisei recognizes expected non-recoverable amounts as an allowance for doubtful accounts based on historical default rates for general receivables and based on recoverability reviews on an individual basis for specific receivables, such as delinquent claims.

(2)	Provision for bonuses

In order to prepare for the payment of employee bonuses, Shin-Keisei recognizes as a provision for bonuses part of the estimated payment amount that is attributable to the current fiscal year.

(3)	Provision for retirement benefits

To prepare for the payment of retirement benefits to employees, the amount obtained based on the projected amount of retirement benefit obligations at the end of the current fiscal year is recorded.

(i)	Method of attribution of estimated retirement benefit payments to each period

To calculate the amount of retirement benefit obligations, expected future retirement benefits are allocated to periods through the end of the current fiscal year on a straight-line basis.

(ii)	Method of recognizing actuarial gains and losses in profit or loss

Actuarial gains and losses are accounted for as an expense for an amount allocated to each period by using the straight-line method based on a certain number of years (10 years), which is equal to or less than the average remaining service period of the employees in service during the fiscal year in which it arises, starting from the following fiscal year.

(4)	Provision for loss on business of subsidiaries and affiliates

To prepare for loss on business of subsidiaries and affiliates, the anticipated amount of loss to be borne by Shin-Keisei is recorded.

4.	Recognition criteria for revenue and expenses

(1)	Recording standards for revenue in finance lease transactions

Sales and the cost of sales are recorded at the time of receipt of lease payments.

(2)	Details of the major performance obligations in our main businesses that generate revenue from contracts with customers and when they are normally satisfied (when revenue is normally recognized)

(i)	Railway business

In railway business, revenue from passenger transportation is recognized for the transportation services that we have provided.

However, revenue from commuter passes is recognized over a certain period starting from the first month of the effective period of each pass.

(ii)	Development business

In the sale of real estate in development business, Shin-Keisei mainly sells land and buildings and recognizes revenue at the time land or a building is delivered to a customer.

5.	Other important matters that serve as the basis for preparation of financial statements

(1)	Accounting for deferred assets

Bond issuance cost:
Deprecated on a straight-line basis over the period through the redemption of bonds

(2)	Accounting for contribution for construction in the railway business

Any contribution for construction and the like received for the acquisition of fixed assets in the railway business is directly deducted from the acquisition cost of such fixed assets at the completion of construction. In the Non-consolidated Statement of Income, contribution for construction is recognized in non-recurring income while the amount of direct deduction from the acquisition cost of fixed assets is recognized in non-recurring losses as advanced depreciation loss on fixed assets.

(3)	Hedge accounting method

As the method of hedge accounting, special treatment is adopted for interest rate swaps.

(4)	Inclusion of interest expenses in cost

Part of interest expenses concerning development projects for land and buildings for sale in lots is included in their acquisition costs. However, there is no interest expense included in acquisition cost in the current fiscal year.

(5)	Accounting related to retirement benefits

The method of accounting for the unprocessed amount of unrecognized actuarial gain or loss in retirement benefits is different from the accounting method in Consolidated Financial Statements.

[Notes on changes in accounting policies]

(Application of the Accounting Standard for Revenue Recognition, etc.)

The “Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29, March 31, 2020; hereinafter the “Accounting Standard for Revenue Recognition”), etc. has been applied since the beginning of the current fiscal year. Under this accounting standard, the Company recognizes revenue at the time of the transfer of control of promised goods or services to the customer at the price expected to be received in exchange for those goods or services.

As the main point of changes according to this, revenue related to commuter passes in railway business is recognized over a certain period of time from the month in which a commuter pass becomes valid, while it was recognized over a certain period of time from the month the pass was sold in the past.

Pursuant to the transitional provisions of the proviso of paragraph 84 of the Accounting Standard for Revenue Recognition, for the first-time application of the Accounting Standard for Revenue Recognition, etc., the cumulative effect of the retrospective application of the new accounting policy to periods prior to the beginning of the current fiscal year was added to or deducted from the balance of retained earnings at the beginning of the current fiscal year, and the new accounting policy has been applied to that beginning balance.

As a result, operating revenue and operating expenses in the current fiscal year increased by 90 million yen and 33 million yen, respectively, which have a minor impact on operating loss, ordinary loss and loss before taxes. The balance of retained earnings carried forward at the beginning of the current year decreased by 302 million yen.

(Application of the Accounting Standard for Fair Value Measurement, etc.)

The “Accounting Standard for Fair Value Measurement” (ASBJ Statement No. 30, July 4, 2019; hereinafter the “Accounting Standard for Fair Value Measurement”), etc. has been applied since the beginning of the current fiscal year, and the new accounting policy prescribed by the Accounting Standard for Fair Value Measurement, etc. will be applied prospectively in accordance with the transitional provisions prescribed in paragraph 19 of the Accounting Standard For Fair Value Measurement and paragraph 44-2 of the “Accounting Standard for Financial Instruments” (ASBJ Statement No. 10, July 4, 2019). The application has no impact on the Non-consolidated Financial Statements.

[Notes on changes in method of presentation]

(Related to the Non-consolidated Financial Statements)

The “provision for loss on business of subsidiaries and associates” is listed separately from the current fiscal year since it becomes more important in terms of the amount, while it has been included in “other expenses” with the amount 316 million yen in the previous year.

The “loss on disposal of fixed assets” is listed separately from the current fiscal year since it becomes more important in terms of the amount, while it has been included in “other non-recurring loss” with the amount 196 million yen in the previous year.

[Notes on accounting estimates]

1.	Impairment of fixed assets

(1)	Amount stated in the Non-consolidated Financial Statements for the current fiscal year

Impairment losses:	256 million yen
Property, plant and equipment and intangible assets:	444,399 million yen

(2)	Information to facilitate the understanding of accounting estimates

Shin-Keisei groups its noncurrent assets in railway business as one, and those in development business by rental property as the minimum unit of generating independent cash flows. If an indication of impairment exists, the possibility of recognizing the impairment is determined based on future cash flows for which certain assumptions are made. If the total amount of future cash flows is below the carrying amount, Shin-Keisei writes down the carrying amount to the recoverable amount and recognizes the amount of write-down as an impairment loss.

As for the impact of the COVID-19 pandemic, we have estimated future cash flows based on the assumption that its impact will continue in the future to some extent.

These estimates may be subject to change depending on, for example, changes in future economic conditions, which are uncertain. If it becomes necessary to revise the estimated future cash flows, the Non-consolidated Financial Statements for the next fiscal year may be significantly impacted.

2.	Recoverability of deferred tax assets

(1)	Amount stated in the Non-consolidated Financial Statements for the current fiscal year

Deferred tax assets:          11,590 million yen

(2)	Information to facilitate the understanding of accounting estimates

The recognized amount of deferred tax assets is estimated in consideration of the timing and the amount of taxable income based on, among others, future business plans and the amounts of past taxable income.

As for the impact of the COVID-19 pandemic, we have estimated future taxable income based on the assumption that its impact will continue in the future to some extent.

These estimates may be subject to change depending on, for example, changes in future economic conditions, which are uncertain. If the actual timing and the amount of taxable income are different from the estimates, the Non-consolidated Financial Statements for the next fiscal year may be significantly impacted.

[Notes to the Balance Sheet]

1. Assets pledged as collateral and obligations related to collateral
(1) Assets pledged as collateral	206,845 million yen
Noncurrent assets - railway business (Note)	206,845 million yen
(Note) For noncurrent assets - railway business, the total amount of tangible property (excluding leased assets) is recorded through a factory foundation.
(2) Obligations related to collateral	43,465 million yen
Long-term borrowings (Note)	43,465 million yen
(Note) For noncurrent assets - railway business, the total amount of tangible property (excluding leased assets) is recorded through a factory foundation.
2. Accumulated depreciation of property, plant and equipment	325,967 million yen
3. Fixed business assets:
Tangible property	400,561 million yen
Land	124,425 million yen
Buildings	98,468 million yen
Structures	134,595 million yen
Vehicles	8,800 million yen
Mechanical equipment, and tools, furniture and fixtures	9,597 million yen
Leased assets	24,674 million yen
Intangible property	8,497 million yen
4. Guarantee obligations
The following company’s lease payments are guaranteed:
Chiba Newtown Railway Co., Ltd.	318 million yen
5. Monetary claims and obligations to subsidiaries and affiliates
Short-term monetary claims	2,348 million yen
Long-term monetary claims	21,742 million yen
Short-term monetary obligations	35,576 million yen
Long-term monetary obligations	979 million yen
6. Accumulated contributions in aid of construction directly reduced from the cost of acquisition of noncurrent assets - railway business	125,062 million yen

[Notes to the Non-consolidated Financial Statements]

1. Operating revenue	62,699 million yen
2. Operating expenses	65,121 million yen
Carriage business expenses and the cost of sales	35,280 million yen
Selling, general and administrative expenses	5,357 million yen
Taxes	4,514 million yen
Depreciation expenses	19,970 million yen
3. Transaction volume with subsidiaries and affiliates:
Operating revenue	7,193 million yen
Operating expenses	9,591 million yen
Volume of transactions other than business transactions	14,387 million yen

[Notes to the Consolidated Statement of Changes in Net Assets]

Classes and the total number of treasury stocks as of the last day of the current fiscal year

Common stock	1,605,611 shares

[Notes on tax effect accounting]

1. Deferred tax assets
Provision for retirement benefits	6,007 million yen
Land evaluation difference due to a merger	3,913 million yen
Tax loss carried forward	3,125 million yen
Impairment loss	2,304 million yen
Loss on valuation of securities	997 million yen
Others	4,040 million yen
Subtotal of deferred tax assets	20,388 million yen
Valuation reserve	(8,699 million) yen
Total of deferred tax assets	11,688 million yen
2. Deferred tax liabilities
Others	(97 million) yen
Total of deferred tax liabilities	(97 million) yen
Net deferred tax liabilities	11,590 million yen

[Notes on transactions with related parties]

Subsidiaries and affiliates

						(Unit: Millions of yen)
Type	Corporate name	Ownership of voting shares, etc.	Relationship with the related party	Transaction details	Transaction amount	Title	Balance at end of year
Subsidiary	Hokuso-Railway Co., Ltd.	Ownership Direct 56%	Financial assistance Interlocking directorates	Lending of funds (Note 1)	800	Short-term loan receivable	904
						Long-term loan receivable	9,004
				Receipt of deposits for consumption (Note 2)	700	Deposit received	8,700
Subsidiary	Chiba Newtown Railway Co., Ltd.	Ownership Direct 100%	Financial assistance Interlocking directorates	Lending of funds (Note 3)	500	Short-term loan receivable	4
						Long-term loan receivable	9,812

Transaction terms and the policy of determining the terms

(Note 1)

The lending of funds to Hokuso-Railway Co., Ltd. is determined taking into account market interest rates or applying other rates as that company’s measures for stable management. Repayment will be made on an annual or quarterly basis over a period of 20 to 30 years. No collateral or security is received.

(Note 2)	Deposits for consumption are associated with fund management by Hokuso-Railway Co., Ltd. Interest rates are determined taking into account the procurement interest rates of Shin-Keisei.

(Note 3)

The lending of funds to Chiba Newtown Railway Co., Ltd. is determined taking into account market interest rates. Repayment will be made in a lump sum on the due date, or at any time or on a quarterly basis over a period of 10 to 20 years. No collateral or security is received.

[Notes on per share information]

1. Net assets per share	1,062.42 yen
2. Loss per share	8.70 yen

[Notes on significant subsequent events]

(Becoming a wholly owned subsidiary company through a simplified share exchange)

A note is omitted since Notes to Consolidated Financial Statements, “Notes on significant subsequent events” contain the same provisions.

(Acquisition of treasury stock)

A note is omitted since Notes to Consolidated Financial Statements, “Notes on significant subsequent events” contain the same description.

[Notes on revenue recognition]

Underlying information to understand revenue from contracts with customers is as provided in [Notes on important matters related to significant accounting policy], “4. Recognition criteria for revenue and expenses.”